Exhibit 10.1

Project Pegasus

Placement Agreement

EBR Systems, Inc. ARBN (654 147 127)

J.P. Morgan Securities Australia Limited (ACN 003 245 234)

Morgans Corporate Limited (ACN 010 539 607)

Wilsons Corporate Finance Limited (ACN 057 547 323)

E&P Capital Pty Ltd (ACN 137 980 520)

Execution Version

	5.6	Liability extinguished	8

6	Due Diligence Investigations		8

	6.1	Company's responsibilities	8

	6.2	DDC	9

	6.3	DDC Report	9

	6.4	Access to premises, books and records	9

	6.5	Regulatory correspondence	9

	6.6	Supplementary disclosure	9

	6.7	Legal professional privilege	10

	6.8	Company responsible	10

	6.9	ASX and ASIC	10

7	Representations and warranties		11

	7.1	Representations and warranties by the Company	11

	7.2	Representations and warranties by the Joint Lead Managers	11

	7.3	Independent construction	11

	7.4	Not affected by investigations	11

	7.5	Knowledge	11

	7.6	Reliance	11

8	Undertakings		12

	8.1	Undertakings by the Company	12

9	Fees and Costs		14

	9.1	Joint Lead Manager and Underwriter Fees	14

	9.2	Broker Network Fees	14

	9.3	Other Costs	14

	9.4	Set-off	15

	9.5	Immediately available funds and currency	16

	9.6	JLM Broker bank accounts	16

10	Termination by the Joint Lead Managers		16

	10.1	Right of termination	16

	10.2	Reasonableness	20

	10.3	Independent construction	20

	10.4	Joint Lead Managers’ rights and powers	21

	10.5	Effect of termination	22

11	Indemnities		23

	11.1	The indemnity	23

	11.2	Exclusion from indemnity	23

	11.3	Release and exclusion	24

	11.4	Notice of Claims	24

	11.5	Defence of Claims and subrogation	24

	11.6	Settlement of Claims	26

	11.7	Contribution to Relevant Losses	26

	11.8	Preservation of rights	27

	11.9	Third parties	28

	11.10	Claims under U.S. Law	28

12	Confidentiality		28

13	Goods and services tax (GST)		28

	13.1	Interpretation	28

	13.2	Reimbursements and similar payments	29

	13.3	GST payable	29

	13.4	Variation of GST	29

	13.5	GST treatment of payments to the Joint Lead Managers and Underwriters	29

	13.6	No merger	30

14	Notices		30

	14.1	Form	30

	14.2	Delivery	30

	14.3	Email	31

	14.4	When effective

	14.5	When communications are taken to be received	31

	14.6	Receipt outside business hours	31

	14.7	Address for notices	31

15	General		32

	15.1	Discretion in exercising rights	32

	15.2	Partial exercising of rights	32

	15.3	No liability for loss	32

	15.4	Conflict of interest	32

	15.5	Remedies cumulative	32

	15.6	Variation and waiver	33

	15.7	Further assurances	33

	15.8	Enforceability	33

	15.9	Amendment	33

	15.10	Severability	33

	15.11	Assignment	33

	15.12	Counterparts	33

	15.13	Arm's length relationship; No fiduciary	33

	15.14	Relationship of the Joint Lead Managers	36

	15.15	Governing law	36

	15.16	Withholding taxes or deductions	36

	15.17	Time of the essence	37

	15.18	Entire agreement	37

	15.19	Survival	37

	15.20	Continuing obligations	37

	15.21	No bias against drafter (contra proferentem)	37

	15.22	Announcements	37

	15.23	No relationship with Securityholders	38

	15.24	Success of the Placement	38

15.25	Rounding	38

15.26	Recognition of the U.S. Special Resolution Regimes	38

15.27	Patriot Act	39

Schedule 1 Dictionary		40

Schedule 2 Warranties and representations by the Company		48

Schedule 3 Joint Lead Managers’ warranties		56

Execution page		58

Date:       22 May       2025

Parties

1	EBR Systems, Inc. ARBN (654 147 127) of 480 Oakmead Parkway, Sunnyvale CA 94085 USA (Company)

2	J.P. Morgan Securities Australia Limited (ACN 003 245 234) of Level 18, 85 Castlereagh Street, Sydney NSW 2000 (J.P. Morgan)

3	Morgans Corporate Limited (ACN 010 539 607) of Level 25, 367 Collins St Melbourne, VIC 3000 (Morgans)

4	Wilsons Corporate Finance Limited (ACN 057 547 323) of Level 32, Governor Macquarie Tower, 1 Farrer Place Sydney NSW 2000 (Wilsons)

5	E&P Capital Pty Ltd (ACN 137 980 520) of Level 9, 171 Collins Street, Melbourne, VIC, 3000 (E&P),

(J.P. Morgan and Morgans being the Underwriters and each an Underwriter, and Wilsons, E&P and the Underwriters being the Joint Lead Managers and each a Joint Lead Manager).

Background

A	The Company is listed on the Official List of ASX and has CDIs quoted.

B	The Company proposes to conduct the Placement to raise $55,900,000.

C	The Company has agreed to appoint the Joint Lead Managers to manage the Placement and with respect the Underwriters only, to settlement underwrite the Placement on the terms and conditions set out in this Agreement.

D	Concurrently, the Company proposes to announce a non-underwritten SPP to raise approximately $6 million. Nothing in this Agreement constitutes an agreement by the Joint Lead Managers to manage, underwrite or provide settlement support for the SPP or to subscribe, or procure subscriptions for, any securities under the SPP. Nor do the Joint Lead Managers have any responsibility for the offer booklet in relation to the SPP.

E	Effective from 16 May 2025, the Joint Lead Managers have been mandated to undertake the joint activities reasonably necessary and for the purposes of conducting the Placement and maximising the prospects of the success of the Placement, including (but not limited to) acting as joint lead managers, agreeing with the Company the Placement Price, arranging the Placement by, amongst other things, liaising with Permitted Investors, acting as joint bookrunners in conducting the Placement and settlement underwriting the Placement (in relation to the Underwriters only) on the terms and conditions of this Agreement.

F	The Joint Lead Managers have entered into this Agreement at the request of the Company for the purposes of jointly undertaking the Placement and for the mutual benefit of the Company and the Joint Lead Managers. The obligations upon and rights granted to the Joint Lead Managers, whether joint or several, together support the joint undertaking of the Placement.

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The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this Agreement.

2	Appointment of Joint Lead Managers

2.1	Appointment

(a)	The Company appoints the Joint Lead Managers on an exclusive basis as lead managers to the Placement to arrange, manage and act as bookrunners for the Placement and, with respect to the Underwriters only, to settlement underwrite the Placement, on the terms and conditions of this Agreement.

(b)	The Joint Lead Managers and the Company have agreed to come together for the purposes of jointly implementing the Placement. To give effect to their intention, they have separately agreed to obligations on the terms of this Agreement.

(c)	The Company considers that the nature and scope of services sought under this agreement requires four joint lead managers and the Joint Lead Managers are not in competition with each other for the provision of services to the Company under this agreement.

(d)	In particular, without limiting the above paragraphs the parties acknowledge that the Placement pricing, marketing, offer structure, bookbuild process, allocation process, moratorium (clause 8.1(g)) and restrictions on offers or solicitations of Placement Securities to persons and to places outside of the Permitted Jurisdictions are for the purposes of, and are reasonably necessary for, the implementation and success of the Placement.

(e)	The parties also acknowledge the Company's express instructions and authorisations for the Joint Lead Managers to communicate with each other and to work together (including with any applicable syndicate group) in relation to, and ancillary to the Joint Lead Managers’ roles and as otherwise required for the purpose of the Placement (including without limitation, to negotiate the terms of this Agreement).

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2.2	Co-managers

(a)	The Company may, at the Company's sole cost, appoint up to two co-managers to the Placement.

(b)	The payment of any commission and other fees to co-managers appointed by the Company pursuant to this clause 2.2 is the responsibility of the Company and not of the Joint Lead Managers.

3	Conditions

3.1	Conditions precedent

The operation of this agreement is conditional upon:

(a)	(Management Questionnaire) the Company delivering to the Joint Lead Managers a completed and signed Management Questionnaire in a form and substance satisfactory to the Joint Lead Managers by no later than 10.00am Launch Date;

(b)	(DDC Report) the Due Diligence Investigations being substantially completed to the satisfaction of the Joint Lead Managers (acting reasonably), including the Joint Lead Managers receiving a copy of the DDC Report contemplated by the Due Diligence Planning Outline by 9.00am on the Announcement Date, which is to be addressed to, and expressed to be for the benefit of, each of the members of the DDC and the Company and signed by each member of the DDC and accompanied by all other sign-offs and reports referred to in the DDC Report;

(c)	(Trading Halt) the Trading Halt having commenced on ASX by 10.00am on the Launch Date;

(d)	(Annual meeting of stockholders) resolution 2 (ratification of issuance of CDI for the purposes of ASX Listing Rule 7.4) as set out in the Company’s Notice of 2025 Annual Meeting is passed by Securityholders at the annual meeting and the results of the annual meeting are announced to ASX by 12.00pm on the Announcement Date;

(e)	(Announcement Date materials) the Company releasing to ASX by 2.00pm on the Announcement Date in a form and substance agreed with the Joint Lead Managers prior to the date of this Agreement:

(i)	an announcement disclosing the results of the Placement and intent to undertake the SPP;

(ii)	an Appendix 3B in relation to the Placement Securities; and

(iii)	the Investor Presentation; and

(f)	(Excluded information) the Company announcing any Excluded Information to the ASX in a form and substance satisfactory to the Joint Lead Managers, contemporaneously with the announcement of the Placement referred to in clause 3.1(e), except for clauses 1, 3.3, 6, 7 (in respect of Schedule 2 and Schedule 3 only), 8, 9.2 to 9.5 and 10 to 15 (Effective Provisions), which are of immediate force and effect.

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3.2	Conditions precedent to settlement

The obligation of the Underwriters under clause 5.2 to provide settlement underwriting for the Placement in accordance with that clause are conditional on:

(a)	(satisfaction of clause 3.1 conditions) the satisfaction or waiver in writing by the Joint Lead Managers of each of the conditions precedent in clause 3.1 by the relevant date for satisfaction referred to in the relevant condition precedent;

(b)	(Certificate and sign-offs) the Certificate and a “new circumstances certificate” being delivered in accordance with clause 5.1;

(c)	(Official quotation) ASX not indicating that it will not grant permission for the official quotation of the Placement Securities on an unconditional basis on or before 10.00am on the Settlement Date; and

(d)	(U.S. Legal Opinion) delivery to the Underwriters by Cooley LLP, as U.S. counsel to the Issuer, of an executed legal opinion addressed to and expressed to be for the benefit of the Underwriters and in form and substance satisfactory to the Underwriters by 9.00am (or such other time as the Underwriters and the Company agree) on the Settlement Date, and dated as of that date.

3.3	Conditions not satisfied

(a)	The Company must use its best endeavours to ensure or procure that the conditions precedent in clauses 3.1 and 3.2 are satisfied.

(b)	The Company must provide to the Joint Lead Managers such documents and opinions as they may reasonably require in relation to the satisfaction of any of the conditions precedent in clauses 3.1 or 3.2.

(c)	The Company must promptly notify the Joint Lead Managers if it becomes aware that any condition precedent in clauses 3.1 or 3.2 has failed to be satisfied or is not reasonably capable of being satisfied.

(d)	If any of the conditions precedent in clauses 3.1 or 3.2 are not satisfied by their respective deadlines (or such later date as agreed between the Joint Lead Managers and the Company in the case of a condition precedent in clause 3.1 and as agreed between the Underwriters and the Company in the case of a condition precedent in clause 3.2) or waived by the Joint Lead Managers or the Underwriters (as the case may be) then:

(i)	in the case of a condition precedent in clause 3.1, this Agreement (except for the Effective Provisions) will not come into force or effect as between the Company and the Joint Lead Managers; and

(ii)	in the case of a condition precedent in clause 3.2, each Joint Lead Manager (in its absolute and unfettered discretion) may terminate this Agreement by notice in writing to the Company and the Company will have no Claim against the Terminating Lead Manager.

3.4	Waiver

The conditions precedent in clauses 3.1 are for the benefit of the Joint Lead Managers only, and the conditions precedent in clause 3.2 are for the benefit of the Underwriters only. The Joint Lead Managers or the Underwriters (as the case may be) may, in their absolute discretion, waive any or all of the conditions precedent referred to in clauses 3.1 and 3.2, as applicable, by giving notice to the Company to that effect.

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4	Conduct of the Placement

4.1	Conduct and Timetable

(a)	The Company must conduct the Placement, prepare the Placement Materials, and allot and issue the Placement Securities, in accordance with this Agreement, the Timetable, the Constituent Documents, the Corporations Act, the Listing Rules and all applicable laws.

(b)	The Company may only amend the Timetable with the prior written consent of the Joint Lead Managers, and to the extent required, the prior written consent of ASX.

4.2	Support and Access

The Company must provide reasonable access to the Company's senior executives in marketing and promoting the Placement and in connection with the Joint Lead Managers’ appointment, including by providing such number of printed copies, and an electronic copy (including mark ups of documents showing changes since earlier drafts of the documents provided to prospective investors), of the Placement Materials to the Joint Lead Managers, as is reasonably requested by the Joint Lead Managers.

4.3	Quotation

The Company must:

(a)	in accordance with the Timetable, lodge:

(i)	the Appendix 3B required by the Listing Rules; and

(ii)	an Appendix 2A to apply for the Placement Securities to be granted official quotation on ASX; and

(b)	use all reasonable endeavours to ensure that:

(i)	the Placement Securities are quoted on ASX no later than 10.00am on the Allotment Date; and

(ii)	the Placement securities are able to be traded on ASX (as the case may be) on a normal settlement basis in accordance with the Timetable.

4.4	Valid Applications

(a)	Subject to clause 4.4(b), the Company must accept all Valid Applications for Placement Securities.

(b)	The parties acknowledge and agree that Valid Applications may be scaled back or refused as a result of the allocations of Placement Securities made under clause 4.9.

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4.5	Holding Statements

The Company must dispatch or procure the dispatch of holding statements in respect of the Placement Securities in accordance with the Timetable, the Constituent Documents, the Listing Rules, the Corporations Act and any other applicable law.

4.6	CDIs and Shares

The Company must:

(a)	issue to CDN a Share corresponding to each CDI issued under the Placement (Corresponding Share);

(b)	procure that CDN’s name is entered in the Company’s register of members as the legal holder of the Corresponding Shares;

(c)	procure that the Registry, on behalf of the Company, allots a corresponding number of CDIs and procure that each relevant holder’s name is entered in the Company’s register of CDI holders as the holder of those CDIs, in each case, by the time required by the ASX Settlement Operating Rules and Listing Rules.

4.7	Placement bookbuild

The Joint Lead Managers have conducted a bookbuild process prior to the date of this Agreement to seek bids for the Placement Securities at the Placement Price to determine demand for Placement Securities at the Placement Price from persons who they reasonably believed were Permitted Investors. The Joint Lead Managers (or their respective Affiliates) may bid into the Placement bookbuild.

4.8	Time for and conditions of Settlement

The Placement Securities must be offered on terms that settlement is to occur on the Settlement Date.

4.9	Allocation

The allocation of Placement Securities to and between Permitted Investors will be determined by the Underwriters, in agreement with the Company, provided that:

(a)	the Company must not refuse an allocation of Placement Securities to Permitted Investor proposed by the Underwriters where such refusal would result in a shortfall (provided however no allocation may be made to an investor in a jurisdiction in which the Placement is not being extended); and

(b)	the Underwriters may refuse an allocation if the Underwriters are not prepared to accept the credit risk of that bidding investor for the amount bid for.

5	Placement settlement

5.1	Placement Settlement – Certificates

Not later than 10.00am on the Settlement Date, the Company must give the Joint Lead Managers:

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(a)	(Certificate) a Certificate, stated to be effective as at 9.00am on the Settlement Date; and

(b)	(New Circumstances Certificate) a “new circumstances certificate” in accordance with, and signed by all relevant persons as required by, the Due Diligence Planning Outline in the form and substance satisfactory to the Joint Lead Managers (acting reasonably).

5.2	Settlement underwriting

Subject to clauses 3.3 and 10, and the performance by the Company of its obligations under clause 5.1, each Underwriter must by 5.00pm on the Settlement Date lodge, or cause to be lodged, Valid Applications for its Respective Proportion of the Placement Securities, and:

(a)	pay the Company, or procure payment of, an amount equal to the Placement Price multiplied by its Respective Proportion of the Placement Securities; less

(b)	any amount which that Underwriter is entitled to set off under clause 9.4,

in cleared funds via DvP settlement.

An Underwriter will not be in default of its obligations under this clause 5.2 if it has transferred the funds payable by it to the Company by 5.00pm on the Settlement Date but due to a delay in the banking system such funds have not been credited to the Company's bank account(s) by this time. The bank account designated by the Company for receipt of funds is as follows:

Account name
Name of bank
Address of bank
BSB
Account number
Swift code
Currency

5.3	Settlement

(a)	The Company appoints J.P. Morgan as the Company's agent in relation to the settlement of the Placement Securities through the allocation interest CHESS DvP settlement process. The Company must do, or cause the Registry to do, anything reasonably required on its own part, or the Registry's part to facilitate the CHESS DvP settlement on the Settlement Date.

(b)	In the event that settlement cannot occur on the Settlement Date due to the CHESS settlement operations being unable to complete the settlement process, the parties agree that settlement will not occur on the Settlement Date but will occur as soon as practicable after the CHESS settlement issue has been resolved.

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5.4	Issue and allotment

(a)	(Resolutions) On or before 10.00am on the Settlement Date, the Company must:

(i)	procure that its board (or a sub-committee of the board, with requisite authority) resolves to issue the Placement Securities, subject to receipt of Valid Applications;

(ii)	accept the Valid Applications and subscription monies received in respect of the Placement Securities for the Placement Price; and

(iii)	issue Allocation Interests representing the Placement Securities.

(b)	(Allotment of Placement Securities) The Company must take all necessary and appropriate steps to cause the conversion of the Allocation Interests referred to in clause 5.4(a)(iii) to CDIs and complete the allotment on the Allotment Date of all of the Placement Securities.

5.5	Defaulting Permitted Investors

On the Settlement Date, the Company assigns to the Underwriters all contractual rights and recourse that it may have (if any) against any intended allottee who, by 2:00pm on the Settlement Date, has not settled in accordance with the Underwriters' settlement instructions. If the Company is unable to assign to the Underwriters all such contractual rights and recourse, the Company undertakes that it will assign such rights when and to the extent that it is legally able to.

5.6	Liability extinguished

Upon clause 5.2 being complied with by a Underwriter, the liability of that Underwriter under this Agreement with respect to underwriting settlement of the Placement ceases and is extinguished.

6	Due Diligence Investigations

6.1	Company's responsibilities

Until Completion, the Company must:

(a)	make such enquiries as are reasonable; and

(b)	exercise due diligence,

to ensure that:

(c)	the issue of any Placement Materials does not constitute conduct by any person which is misleading or deceptive or likely to mislead or deceive (whether by reason of statements included in, or omissions from, those Placement Materials) and that those Placement Materials do not become false, misleading or deceptive (including by omission) and to the extent that any Placement Materials comprise forward- looking statements, that they are and will be based on reasonable grounds; and

(d)	the Company becomes aware of any information or material change which may need to be disclosed to ASX under section 708A(9) of the Corporations Act.

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6.2	DDC

The Company must until Completion establish a DDC to assist with complying with its obligations under clause 6.1.

6.3	DDC Report

The Company must provide the Joint Lead Managers and their officers and advisers with full and free access to, and on request, copies of the DDC Report and all materials and documents used or created in connection with the Due Diligence Investigations (including the Management Questionnaire and any verification materials), on receipt of reasonable notice from the Joint Lead Managers, and must maintain those materials and documents for at least six years from Completion for that purpose and, in any event, until the final determination of any proceedings in respect of the Placement.

6.4	Access to premises, books and records

The Company agrees to allow the Joint Lead Managers and their respective officers and advisers full access to the premises, books and records of the Group at all reasonable times:

(a)	until Completion; or

(b)	during or in preparation for any regulatory inquiry, investigation, proceeding, any enquiry or any Claim in relation to the Placement or the Placement Materials (whether or not before or after Completion), to enable the Joint Lead Managers to obtain any information about the Group and any matters which the Joint Lead Managers reasonably require in relation to the Placement or the Placement Materials. The Company must provide any information, assistance and facilities which the Joint Lead Managers reasonably require for those purposes.

6.5	Regulatory correspondence

The Company must promptly give the Joint Lead Managers:

(a)	copies of notifications to and approvals of ASX and ASIC or any other regulatory body relating to the Placement Materials and evidence of any lodging of the Placement Materials (if applicable);

(b)	copies of any material communication to or from any Government Agency relating to the Placement ; and

(c)	such information held by, or under the control of, the Company as the Joint Lead Managers may reasonably require for the purposes of complying with any obligations imposed by any Government Agency or applicable laws in connection with the Placement or the Placement Materials.

6.6	Supplementary disclosure

If at any time after the Launch Date the Company forms the view or becomes aware:

(a)	that the issue of any Placement Materials did or may constitute conduct by any person which is misleading or deceptive or likely to mislead or deceive (whether by reason of statements included in, or omissions from, those Placement Materials);

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(b)	that any information which was Excluded Information at the time of release of the materials referred to in clause 3.1(e) was omitted from those materials;

(c)	of any matter that would cause the Cleansing Statement to be Defective;

the Company must immediately notify the Joint Lead Managers of that matter and must, if requested by the Joint Lead Managers or required by the Corporations Act, take such corrective action as the Joint Lead Managers reasonably consider appropriate, including by making an appropriate announcement to ASX in a form approved by the Joint Lead Managers (such approval not to be unreasonably withheld or delayed), and as soon as practicable if required, give a Corrective Statement to ASX in a form approved by the Joint Lead Managers (such approval not to be unreasonably withheld or delayed). Any approval given by the Joint Lead Managers under this clause is provided without prejudice to the rights of the Joint Lead Managers to terminate this Agreement.

6.7	Legal professional privilege

If the provision of any access, information, assistance or facilities contemplated by clauses 6.4 or 6.5 (other than to the extent it relates to access to material also covered by clause 6.3) would in the reasonable opinion of the legal advisors to the Company be likely to lead to a loss of legal professional privilege:

(a)	the Company must use reasonable endeavours to identify and then to employ a method for providing maximum access, information, assistance or facilities to the Joint Lead Managers without the loss of legal professional privilege;

(b)	if the Company considers that any access, information, assistance or facilities cannot be provided in respect of the matters described in clauses 6.4 or 6.5 (other than to the extent it relates to access to material also covered by clause 6.3), it must obtain an opinion from Senior Counsel (or King’s Counsel) satisfactory to the Joint Lead Managers (acting reasonably) to confirm that the access, information, assistance or facilities could not be made without the risk of loss of legal professional privilege;

(c)	the Company may withhold any access, information, assistance or facilities in order to prevent the loss of any professional privilege only if it has first complied with paragraphs (a) and (b); and

(d)	the Joint Lead Managers must comply with any reasonable steps identified by the Company under paragraph (a) to preserve any legal professional privilege.

6.8	Company responsible

Without limiting any other express provisions of this Agreement, notwithstanding that the Joint Lead Managers have assisted, and may continue to assist, the Company in the preparation of the Placement Materials and in connection with promotional activities in relation to the Placement , the Company is responsible for the contents of, or omissions from, the final form of the Placement Materials and agrees to ensure that they comply with all applicable laws in relation to the Placement.

6.9	ASX and ASIC

Without limiting the generality of clause 6.4, the Company must promptly give the Joint Lead Managers copies of notifications to and approvals of ASX and ASIC or any other regulatory body relating to the Placement Materials (if any).

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7	Representations and warranties

7.1	Representations and warranties by the Company

The Company represents and warrants to the Joint Lead Managers that each of the statements in Schedule 2 is at the date of this Agreement, and will be at all times on and until the Allotment Date, true and correct and not misleading by reference to the facts and circumstances existing at such times.

7.2	Representations and warranties by the Joint Lead Managers

Each Joint Lead Manager severally (and not jointly) represents and warrants to the Company that each of the statements in Schedule 3 (with respect to themselves only) is at the date of this Agreement, and will be at all times until the earlier of the Allotment Date and the cessation of the obligations of the Joint Lead Manager under this Agreement, true and correct and not misleading by reference to the facts and circumstances existing at such times.

7.3	Independent construction

Each of the clauses or sub-clauses in Schedule 2 and Schedule 3 will be construed independently and no clause or sub-clause will be limited by implications arising from any other clause or sub-clause.

7.4	Not affected by investigations

The representations, warranties and undertakings under this Agreement are not affected or extinguished by any investigation made by, or on behalf of, the Joint Lead Managers into the affairs of the Group or by any other event or matter.

7.5	Knowledge

References in this Agreement to the knowledge or awareness of the Company shall be taken to be a reference to:

(a)	the actual knowledge or awareness of any of the Company, the directors, and senior management of the Company; and

(b)	the knowledge or awareness that any of the Company or any of the other persons referred to in clause 7.5(a) would have after due and careful inquiry in relation to the matter that a reasonable person would have made in the circumstances in order to give that representation or warranty.

7.6	Reliance

(a)	The Company acknowledges that the Joint Lead Managers are entering into this Agreement in reliance on the representations and warranties in Schedule 2, and the Joint Lead Managers acknowledge that the Company is entering into this Agreement in reliance on the representations and warranties in Schedule 3.

(b)	The Company acknowledges that if and to the extent a Joint Lead Manager breaches the representations and warranties in Schedule 3 because it has relied on information provided by, or on instructions given to it, by the Company it will not be treated as being in breach of that representation and warranty and the Company will have no recourse against the Joint Lead Manager in that regard.

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8	Undertakings

8.1	Undertakings by the Company

The Company must:

(a)	(breach) immediately notify the Joint Lead Managers upon becoming aware of any breach of any warranty or undertaking given by it under this Agreement or the occurrence of any event set out in clause 10.1 or of any circumstances that might result in any condition in clauses 3.1 or 3.2 becoming unable to be satisfied (either within the time required or at all);

(b)	(compliance) not, before the Allotment Date, commit, be involved in or acquiesce in any activity which breaches:

(i)	the Corporations Act;

(ii)	in any material respect, any other applicable laws;

(iii)	the Listing Rules;

(iv)	its Constituent Documents;

(v)	any legally binding requirement of ASIC or ASX; or

(vi)	any other material undertaking or authorisation binding on it,

except to the extent that compliance with any applicable laws, licences, rules or requirements have been waived, or an exemption granted, by a Government Agency having authority to do so;

(c)	(constituent documents) from the date of this Agreement up until the date that is 90 days after Allotment Date, not vary any terms of its Constituent Documents other than as proposed in its Notice of 2025 Annual Meeting;

(d)	(trading halt) apply to ASX for a trading halt in the CDIs for a period covering at least the whole of the Lauch Date and the 1 Trading Day following (subject to there being an earlier announcement of the Placement);

(e)	(conduct of business) from the date of this Agreement up until the date that is 90 days after the Allotment Date, conduct its business and the business of the Group in the ordinary course and (without limiting the foregoing) not, except as disclosed to the Joint Lead Managers before the date of this Agreement;

(i)	dispose or charge, agree to dispose of or charge, the whole or any material part of its business; or

(ii)	enter into any agreement or commitment,

which is material in the context of the Group (taken as a whole) and not in the ordinary course, without the prior written consent of the Joint Lead Managers, which consent shall not be unreasonably withheld or delayed;

(f)	(liquidator) until the Allotment Date, not appoint a liquidator, provisional liquidator, receiver, receiver and manager or other similar official in relation to it or its Related Bodies Corporate or to their property (except, in the case of matters affecting Related Bodies Corporate of the Company, as part of restructuring in the ordinary course of the Group's business) without the prior written consent of the Joint Lead Managers;

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(g)	(moratorium) not, from the date of this Agreement up until the date that is 90 days after the Allotment Date, without the consent of the Joint Lead Managers, propose or activate any equity security or subordinated debt security buy-back, scheme or arrangement or allot or agree to allot, or indicate in any way that it will or might, allot or agree to allot any equity securities or subordinated debt securities or other securities (including hybrid, convertible or equity-linked securities) or grant or agree to grant any options in respect of such securities (or do anything economically equivalent to any of the foregoing) (Lock Up). This Lock Up does not apply to:

(i)	the offer of Placement Securities;

(ii)	an issue of securities under an existing employee or director incentive plan disclosed to ASX before the date of this Agreement;

(iii)	an issue of securities under a currently existing dividend reinvestment plan (excluding any actual underwriting of that plan in respect of a dividend);

(iv)	an issue of securities under the SPP (provided that no more than $15 million of CDIs are issued under the SPP without the consent of the Joint Lead Managers; and

(v)	where an issue of CDIs is required as a consequence of the exercise of options currently on issue at the date of this Agreement.

(h)	(708A(5)(e) notification) as soon as possible following the issuance of the Placement Securities and, in any case, by 10.00am on the Allotment Date lodge the Cleansing Notice with ASX;

(i)	(Placement Materials) promptly notify and obtain the prior written consent of the Joint Lead Managers to the form and content of, and any amendments to, any Placement Materials;

(j)	(announcements) not make any statement concerning the Placement without the prior written consent of the Joint Lead Managers, such consent not to be unreasonably withheld or delayed where such statement is required by law or the Listing Rules, in which case, the Company must use its reasonable endeavours (having regard to its obligations under such law or Listing Rules) to provide the Joint Lead Managers with a copy of the statement before it is made;

(k)	(keep informed) prior to the Allotment Date, keep the Joint Lead Managers promptly and fully informed of all strategies, developments and discussions relevant to the Placement, and all material strategies, developments and discussions relevant to the Group;

(l)	(notifications) give notice to the Joint Lead Managers promptly after becoming aware of any of the following in relation to the Placement or the Placement Materials:

(i)	an application being made by ASIC for an order under Part 9.5 of the Corporations Act;

(ii)	ASIC commencing any investigation or hearing under Part 3 of the Australian Securities and Investments Commission Act 2001 (Cth); and

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(iii)	any other application being made (or being threatened to be made) to a Government Agency in connection with the Placement (or any part of it);

(m)	(distribution of Placement Materials) not to distribute any Placement Materials or other information related to the Placement to any person that is in the United States or is a U.S. Person; and

(n)	(no withdrawal) not withdraw the Placement.

9	Fees and Costs

9.1	Joint Lead Manager and Underwriter Fees

Subject to the Underwriters satisfying their obligations under clause 5.2, the Company must, on the Settlement Date, pay:

(a)	each Joint Lead Manager in a manner directed by that Joint Lead Manager, a management and selling fee of 0.5% of the Placement Amount in consideration for arranging and managing the Placement;

(b)	each Underwriter in a manner directed by that Underwriter, its Respective Proportion of an underwriting fee of 3.5% of the Placement Amount in consideration for underwriting of the Placement; and

(c)	each of Wilsons and E&P in a manner directed by that Joint Lead Manager, an advisory fee of $160,000,

in immediately available funds and in each case subject to clause 9.4.

9.2	Broker Network Fees

(a)	Subject to the Underwriters receiving their fees under clause 9.1:

(i)	the Underwriters are responsible for paying, and must pay to, each JLM Broker a Broker Network Fee (if any) in accordance with this clause 9.2 and clause 9.6; and

(ii)	each Underwriter is only responsible for its Respective Proportion of a Broker Network Fee payable to a JLM Broker.

9.3	Other Costs

(a)	In consideration for arranging and managing the Placement, the Company agrees from time to time as soon as reasonably practicable after a request, to reimburse the Joint Lead Managers for all reasonable out-of-pocket expenses incurred in connection with the Placement, including, without limitation:

(i)	all reasonable Costs (including legal fees capped at A$90,000 (excluding GST), disbursements, other advisers' fees, expenses of the bookbuild (including documentation hosting software such as Dealroadshow, Netroadshow or DealAxis) and travel and accommodation expenses) in respect of this Agreement and any aspect of the Placement (including any aspect arising after the Allotment Date) provided that the Joint Lead Managers must seek prior written approval from the Company prior to incurring any individual expenses or aggregated set of related expenses which exceed $2,000 (excluding GST) or which relate to airfares and accommodation (other than previously mentioned fees for legal counsel(s) and documentation hosting software), such approval not to be unreasonably withheld or delayed; and

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(ii)	any stamp duty, transfer taxes, withholding taxes or similar taxes payable in respect of this Agreement, the Placement and any other costs in respect of the Placement and the allocation and issue or transfer of the Placement Securities (including any DvP or other settlement arrangements). The Company must pay all costs and expenses payable in relation to the Allocation Interest DvP settlement service, and the Joint Lead Managers agree, upon request from the Company, to provide written evidence of costs to be reimbursed pursuant to this clause.

(b)	All payments by the Company under clause 9.3(a) incurred on or prior to the Settlement Date, will be payable to the Joint Lead Managers (or as they direct) on the Settlement Date or, if earlier, on the date of termination of this Agreement by the relevant Joint Lead Manager provided the Company has received a tax invoice or receipt (or other evidence acceptable to the Company, acting reasonably).

(c)	The accrued obligations of the Company in relation to the Joint Lead Managers under clause 9.1 are unaffected by the withdrawal of the Placement, completion or termination of this Agreement.

(d)	The Company will be responsible (whether the Placement proceeds or not) for payment of:

(i)	its own legal fees and costs invoiced by other appointed advisers, including share register analytics which are required for the Placement;

(ii)	listing application fees payable to ASX, DvP settlement fees and other fees in relation to the Placement or Placement Securities payable to ASIC, ASX or any other Government Agency;

(iii)	fees of any printers, any listing, quotation or registration fees, and any expenses incurred in connection with the qualification of the Placement Securities for issue or sale under the laws of the relevant jurisdictions outside Australia as agreed between the Company and the Joint Lead Managers in which the Placement Securities are offered, issued or sold; and

(iv)	any Costs in connection with or in respect of any review of the Placement Materials undertaken by ASX, ASIC or any other regulatory body.

9.4	Set-off

(a)	Each Joint Lead Manager may set-off all amounts payable under this clause 9 against any payment obligation owed by that Joint Lead Manager or its Affiliates to the Company in relation to the subscription for the Placement Securities. To the extent the obligations of the Company under clause 9 are not fully satisfied by such set-off, the Company will not be relieved of its obligations under clause 9.

(b)	The Company may not set-off any amounts payable under this clause 9 against any payment obligation owed by a Joint Lead Manager to the Company.

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9.5	Immediately available funds and currency

All payments made under this Agreement must be in immediately available funds and Australian dollars unless otherwise notified by the payee and agreed to by the payer.

9.6	JLM Broker bank accounts

Any Broker Network Fees payable to a JLM Broker will be paid to the bank account designated by the associated Joint Lead Manager with the details set out below:

Morgans

Account name
Name of bank
Address of bank
BSB
Account number
Swift code

E&P

Account name
Name of bank
Address of bank
BSB
Account number
Swift code

Wilsons

Account name
Name of bank
Address of bank
BSB
Account number
Swift code

10	Termination by the Joint Lead Managers

10.1	Right of termination

Subject to clause 10.2, if any of the following events has occurred or occurs at any time from the date of this Agreement until on or before 5.00pm on the Settlement Date or at any other time as specified below, any Joint Lead Manager may Terminate this Agreement without cost or liability by notice to the Company and the other Joint Lead Managers:

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(a)	(delisting) ASX:

(i)	announces that the Company will be removed from the official list or that any CDIs will be delisted or suspended from quotation by ASX for any reason;

(ii)	removes the Company from the official list; or

(iii)	ceases to quote the Company’s CDIs on ASX;

(b)	(market fall) the S&P/ASX 300 Index reaches on any Trading Day from the time of entry into this Agreement until the Settlement Date (inclusive) a level that is 10% or more below the level of the S&P/ASX 300 Index as at the close of trading on the Trading Day immediately preceding the date of this Agreement;

(c)	(quotation) ASX does not, or states that it will not, agree to grant official quotation of all the Placement Securities on an unconditional basis (or on a conditional basis provided such condition would not, in the opinion of the Joint Lead Managers (acting reasonably), have a material adverse effect on the Placement) by the time required in the Timetable or, if permission for the official quotation of the Placement Securities is granted before the date of allotment and issue of the relevant Placement Securities, the approval is subsequently withdrawn, qualified (other than by way of customary conditions) or withheld;

(d)	(Placement Materials) a statement contained in the Placement Materials is or becomes misleading or deceptive (including by omission) or likely to mislead or deceive, or the Placement Materials omit any information they are required to contain (having regard to section 708A of the Corporations Act and any other applicable requirements);

(e)	(capital structure) the Company alters its capital structure without the consent of the Joint Lead Managers, other than by issuing CDIs (and the Shares which those CDIs represent) pursuant to the terms of the Placement (or as otherwise permitted under clause 8.1(g) (moratorium));

(f)	(forecasts) the Placement Materials include any forecast, expression of opinion, forward looking statement, belief, intention or expectation which is not (or ceases to be) fairly and properly supportable or which is not based on (or there cease to be) reasonable grounds (including having regard to ASIC Regulatory Guide 170);

(g)	(delay) any event specified in the Timetable is delayed in respect of events up to and including the Settlement Date, for 1 Business Day or more, without the prior written consent of the Joint Lead Managers;

(h)	(withdrawal) the Company withdraws the Placement or any component of it or indicates that it does not intend to or is unable to proceed with the Placement or any component of it;

(i)	(Certificate):

(i)	any Certificate which is required to be furnished by the Company under this Agreement is not furnished when required; or

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(ii)	* a statement in that Certificate is false, misleading, untrue or incorrect (including by omission);

(j)	(insolvency) the Company or any of its Subsidiaries becomes Insolvent;

(k)	* (material adverse change) there is an adverse change, or an event occurs which is likely to give rise to an adverse change, in the assets, liabilities, financial position, results, condition, operations or prospects of the Group from the position fairly disclosed by the Company to ASX before the date of this Agreement or in the drafts of the announcements referred to in clause 3.1(e) provided to the Joint Lead Managers immediately prior to execution of this Agreement;

(l)	(force majeure) there is an event or occurrence, including any statute, order, rule, regulation, directive or request of any Government Agency which makes it illegal for the Joint Lead Managers to satisfy an obligation under this Agreement, or to market, promote or settle (as applicable) the Placement;

(m)	(fraud) the Company or any of its affiliates, directors or officers (as those terms are defined in the Corporations Act) engage in any fraudulent conduct or activity whether or not in connection with the Placement;

(n)	(indictable offence) a director or senior manager of the Company is charged with an indictable offence relating to financial or corporate matters or a director of the Company is disqualified from managing a corporation;

(o)	(change in management or board) a change in the:

(i)	Executive Chair, Chief Executive Officer or Chief Financial Officer; or

(ii)	* Chief Medical Officer, Chief Commercial Officer, Chief Corporate Development Officer or board of directors of the Company,

occurs or is announced by the Company;

(p)	(investigation) any of the following:

(i)	there is an application to any Government Agency (including, without limitation, any court and the Takeovers Panel but excluding ASIC) for any order, declaration (including, in relation to the Takeovers Panel, of unacceptable circumstances) or other remedy, or any other Government Agency commences any other investigation or hearing or announces its intention to do so, in each case in connection with the Placement (or any part of it);

(ii)	ASIC issues or threatens to issue proceedings in relation to the Placement or commences any formal inquiry or investigation into the Placement (or announces its intention to do so);

(iii)	ASIC or any other Government Agency commences or gives notice of an intention to:

(A)	commence a prosecution of the Company or any director or employee of the Company; or

(B)	commence a hearing or investigation into the Company,

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and such application or commencement of any investigation, prosecution or proceedings (as applicable) becomes public or is not withdrawn within 2 Business Days after it is made or if it is made within 2 Business Days of the Settlement Date, it has not been withdrawn by 8.00am on the Settlement date;

(q)	* (breach) the Company is in breach of any terms and conditions of this Agreement;

(r)	* (representations and warranties) any representation or warranty made by the Company in this Agreement is or becomes incorrect, untrue or misleading;

(s)	* (information) the DDC Report or any other information supplied by or on behalf of the Company to the Joint Lead Managers for the purposes of the Due Diligence Investigations, the Placement Materials or the Placement, is or becomes false, misleading or deceptive, or is or becomes likely to mislead or deceive (including, in each case, by omission);

(t)	* (new circumstance) a new circumstance that would be adverse from the point of view of an investor arises that would have been required to be disclosed in the Placement Materials had it arisen before the Placement Materials were provided to Permitted Investors under the Placement or lodged with ASX;

(u)	(Corrective Statement) an obligation arises on the Company to give ASX a notice in accordance with section 708A(9) and the information contained in the notice is adverse from the point of view of an investor;

(v)	* (change of control) a transaction is announced by the Company, or another offer to Securityholders is announced by another person, which, if implemented, may result in a person and their associates acquiring a beneficial interest in, or voting power of, 50% of more of the interests in the Company;

(w)	* (change in law) there is introduced, or there is a public announcement of a proposal to introduce, into the Parliament of Australia or any State of Australia a new law, or the Reserve Bank of Australia, or any Commonwealth or State authority or ASIC, adopts or announces a proposal to adopt a new policy (other than a law or policy which has been announced prior to the date of this Agreement) any of which does or is likely to prohibit or regulate the Placement, capital markets or stock markets;

(x)	(contravention of law) either:

(i)	* a contravention by the Company of the Corporations Act, its Constituent Documents, any of the ASX Listing Rules, any other applicable law or regulation (as amended or varied) or order or request made by or on behalf of ASIC, ASX or any Government Agency;

(ii)	* any aspect of the Placement does not comply with the Corporations Act or the ASX Listing Rules any other applicable laws; or

(iii)	the Company is prevented from allotting and issuing the Placement Securities (or Corresponding Shares) under the Listing Rules, applicable laws, an order of a court of competent jurisdiction or a Government Agency;

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(y)	(market disruption and hostilities):

(i)	* a suspension or material limitation in trading of securities generally on ASX, HKEX, LSE, NASDAQ or NYSE for one day, on which that exchange is open for trading;

(ii)	* a general moratorium on commercial banking activities in Australia, New Zealand, the People's Republic of China, Hong Kong, the United States of America or the United Kingdom is declared by the relevant central banking authority in any of those countries or there is a material disruption in commercial banking or securities settlement or clearance services in any of those countries;

(iii)	* any adverse change or disruption to the existing financial markets, political or economic conditions of Australia, the People's Republic of China, Hong Kong, the European Union, the United States of America, the United Kingdom or the international financial markets or any change in national or international political, financial or economic conditions; or

(iv)	* hostilities not presently existing commence (whether war has been declared or not) or a major escalation in existing hostilities occurs (whether war has been declared or not) involving any one or more of Australia, New Zealand, the United States of America, United Kingdom, North Korea, South Korea, Japan, Singapore any member state of the European Union, the People's Republic of China, Russia, Ukraine, Iran or Israel, or a national emergency is declared by any of those countries or there is an escalation or extension of a national emergency by any of those countries, or a major terrorist act is perpetrated anywhere in the world.

10.2	Reasonableness

No event set out in clause 10.1 and marked with an "*" entitles a Joint Lead Manager to exercise its rights to terminate its obligations under this Agreement pursuant to clause 10.1 or otherwise unless, in the actual and reasonable opinion of that Joint Lead Manager, the event:

(a)	has, or is likely to have, individually or in the aggregate, a material adverse effect on the success, marketing or settlement of the Placement, the value of the CDIs or the willingness of investors to subscribe for or settle Placement Securities;

(b)	has, or is likely to have, individually or in the aggregate, a material adverse effect on the business, financial position or prospects of the Group; or

(c)	leads, or is likely to lead:

(i)	to a contravention by that Joint Lead Manager (or one of its Affiliates) of, or that Joint Lead Manager (or one of its Affiliates) being involved in a contravention of, the Corporations Act or any other applicable law; or

(ii)	to a liability for that Joint Lead Managers (or one of its Affiliates) under the Corporations Act or any other applicable law.

10.3	Independent construction

Each of the clauses and sub-clauses in clause 10.1 must be construed independently and no clause or sub-clause is to be limited by implications arising from any other clause or sub-clause.

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10.4	Joint Lead Managers’ rights and powers

(a)	Any rights or powers of the Joint Lead Managers to terminate may be exercised severally.

(b)	In the event that a Joint Lead Manager (Terminating Lead Manager) terminates its obligations under this Agreement pursuant to clause 3.3 or 10.1 that Joint Lead Manager will be immediately relieved of its obligations under this Agreement that remain to be performed and the Company will be immediately relieved of any obligation to pay to that Joint Lead Manager any fees referred to in clause 9 which as at the date of termination are not yet accrued, but the termination of its obligations under this Agreement will not limit or prevent the exercise of any other rights or remedies which any of the parties may otherwise have under this Agreement.

(c)	Any rights or entitlements of the Company or a Terminating Lead Manager accrued up to the date of termination also survive termination.

(d)	The exercise by a Joint Lead Manager of its termination rights under this Agreement pursuant to clause 3.3 or 10.1 does not automatically terminate the obligations of the other Joint Lead Managers (Remaining Lead Managers). For the avoidance of doubt, termination by Wilsons or E&P of its obligations under this Agreement will not affect the obligations of the Underwriters under clause 5.2.

(e)	If an Underwriter gives notice to the other Underwriter and the Company of its intention to terminate its obligations under this Agreement pursuant to clause 3.3 or 10.1 (such Underwriter being the Terminating Underwriter), the remaining Underwriter (who has not given such notice) (Remaining Underwriter) may elect by notice in writing to the Company within 2 Business Days of the Terminating Underwriter terminating its obligations to:

(i)	assume all the obligations of the Terminating Underwriter under this Agreement; or

(ii)	nominate a proposed replacement settlement underwriter for the Terminating Underwriter acceptable to the Company (acting reasonably) (the Replacement Underwriter), to assume all the obligations of the Terminating Underwriter under this Agreement (in their new Respective Proportions and, if applicable, new Respective Proportions, as agreed between the Replacement Underwriter and the Remaining Underwriter) subject to an accession deed to this Agreement being signed, sealed and delivered by the Replacement Underwriter and the Company (execution of such deed not to be unreasonably withheld or delayed).

(f)	For the avoidance of doubt, termination by a Terminating Underwriter does not require (or increase the obligation of) the Remaining Underwriter to provide settlement underwriting for any Placement Securities in excess of its Respective Proportion, unless the Remaining Underwriter elects to do so pursuant to clause 10.4(e)(i).

(g)	If the Remaining Underwriter does not elect to assume all the rights and obligations of the Terminating Underwriter or nominates a Replacement Underwriter (with provision of an executed accession deed by the proposed Replacement Underwriter and the Company) in accordance with this clause within the period referred to in this clause, then the Remaining Underwriter is deemed to have terminated its remaining obligations under this Agreement on the expiry of that period.

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(h)	If a Remaining Underwriter gives notice under clause 10.4(e)(i) that it will assume the obligations of the Terminating Underwriter under this Agreement, then the Remaining Underwriter, in addition to the Respective Proportion of fees to which it is entitled under clause 9, will also be entitled to the relevant fees that would have been payable to the Terminating Underwriter under clause 9 if they had not terminated this Agreement (such fees not to include any fees already owed to, or accrued by, or otherwise entitled to be received by the Terminating Underwriter in connection with this Agreement or any Respective Proportion of fees due to any other Replacement Underwriter under clauses 10.4(e)(i) or 10.4(i)).

(i)	If the Remaining Underwriter gives notice under clause 10.4(e)(ii) nominating a Replacement Underwriter under this Agreement and an appropriate accession deed is executed by the Replacement Underwriter and the Company, then the Replacement Underwriter will be entitled to the relevant part of the Respective Proportion of fees (or other fee entitlement) that would have been payable to the Terminating Underwriter under clause 9 if they had not terminated this Agreement (such fees not to include any fees already owed to, or accrued by, or otherwise entitled to be received by the Terminating Underwriter or any Respective Proportion of fees due to the Remaining Underwriter under clause 10.4(h) in connection with this Agreement).

(j)	If Wilsons or E&P terminate their obligations under this Agreement pursuant to and in accordance with clause 3.3 or clause 10.1, then the Underwriters, in addition to the fees to which they are entitled under clause 9.1 will also be entitled to, in equal proportions, the fees that would have been payable to Wilsons or E&P (as applicable) under clause 9.1 if Wilsons or E&P (as applicable) had not terminated this Agreement (such fees not to include any fees already owed to, or accrued by, or otherwise entitled to be received by Wilsons or E&P (as applicable) in connection with this Agreement) provided that the Underwriters have not also terminated their obligations under this Agreement.

(k)	Any provision of this Agreement which refers to the consent of the:

(i)	Joint Lead Managers must, following termination by the Terminating Lead Manager, be interpreted as referring to the Remaining Lead Managers; or

(ii)	Underwriters must, following termination by the Terminating Underwriter, be interpreted as referring:

(A)	solely to the Remaining Underwriter if the Remaining Underwriter gives notice under clause 10.4(e)(i); or

(B)	to the Remaining Underwriter and the Replacement Underwriter if the Remaining Underwriter gives notice under clause 10.4(e)(ii).

(l)	Without limiting this clause 10.4, nothing contained in clause 10 will prejudice or nullify any claim for damages or other right which any Joint Lead Manager or any other Indemnified Party may have against the Company for or arising out of any breach of undertaking, warranty or representation or failure to observe or perform an obligation under this Agreement.

10.5	Effect of termination

(a)	Any rights or entitlements of the Terminating Lead Manager and its associated Indemnified Parties accrued up to the date of termination (including under clauses 9 and 11) survive termination.

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(b)	If a Joint Lead Manager terminates, it and its Affiliates will have no further obligations under this Agreement.

(c)	If all Joint Lead Managers terminate on or before the allotment and issue of the CDIs referred to in clause 5.4, the Joint Lead Managers may notify applicants under the Placement that they have no obligations or rights to subscribe for such CDIs.

(d)	Notwithstanding any other provision of this Agreement, termination by one Joint Lead Manager will not render the other Joint Lead Managers liable whatsoever in respect of the obligations (if any) of the Terminating Lead Manager under this Agreement and the Terminating Lead Manager will be entitled to any payment and reimbursement under clause 9.2.

(e)	To avoid doubt, if a Joint Lead Manager terminates, the Company will not be obliged to pay that Joint Lead Manager any fee under clause 9.1 which is not payable prior to the date of termination.

(f)	Termination of this Agreement by a Joint Lead Manager will discharge that Joint Lead Manager only from any of its obligations that remain to be performed under this Agreement, but the termination of this Agreement will not limit or prevent the exercise of any other rights and remedies which any of the parties may otherwise have under this Agreement prior to such termination.

11	Indemnities

11.1	The indemnity

(a)	Subject to clause 11.2, the Company must indemnify and hold harmless each Indemnified Party from and against any Relevant Loss.

(b)	Each Joint Lead Manager holds the benefit of the indemnity in clause 11.1(a) on its own behalf and on trust for and on behalf of its Related Entities.

(c)	Where clause 11.1(a) applies and an Indemnified Party has paid some or all of a Relevant Loss, the Company must reimburse the Indemnified Party the amount of that loss as soon as reasonably practicable after the Indemnified Party seeks reimbursement.

11.2	Exclusion from indemnity

(a)	Clause 11.1(a) does not apply to the extent that the Relevant Loss is finally determined by a court of competent jurisdiction to have been caused as a direct result of the fraud, wilful misconduct, or gross negligence of the Indemnified Party.

(b)	Clause 11.1(a) does not apply to the extent that the Relevant Loss comprises a fine or penalty for a contravention of the Corporations Act or any other applicable law (Fine) except where, and only to the extent that, the Fine is caused or contributed to by:

(i)	the Company or a Related Entity of the Company;

(ii)	the Indemnified Party's reliance on information contained in the Placement Materials, materials relating to the SPP or Public Information or other information provided by or on behalf of the Company or one of its Related Entities; or

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(iii)	the Indemnified Party's reasonable reliance on information provided by or on behalf of a Permitted Investor in the Company.

(c)	The indemnity in clause 11.1(a) is not to be taken to be an indemnity against, any amount in respect of which that indemnity would be illegal, void or unenforceable under the Corporations Act or any other applicable law.

(d)	If the Company has made a payment to an Indemnified Party in accordance with clause 11.1, and

(i)	it is subsequently determined that clause 11.2(a), applies in respect of the Relevant Loss; or

(ii)	clause 11.2(b) or clause 11.2(c) applies in respect of the Relevant Loss,

the Indemnified Party must reimburse the Company the amount of that loss as soon as reasonably practicable after the Company seeks reimbursement.

11.3	Release and exclusion

(a)	The Company releases, each Indemnified Party from any Claim, including in negligence, that the Company or any of its Related Entities has, or may in the future have, in relation to a Relevant Loss except to the extent that the Relevant Loss has been finally and judicially determined by a court of competent jurisdiction to have resulted directly from the fraud, wilful misconduct, or gross negligence of the Indemnified Party.

(b)	The Company agrees that the Indemnified Parties are not liable in any circumstance for any special, indirect or consequential loss.

(c)	The Company agrees that no Claim may be made against any of a Joint Lead Manager’s Related Entities.

(d)	The Company must not make, and must procure that none of its Related Entities makes, a Claim against an Indemnified Party that is the subject of a release or an exclusion contained in this clause 11.3.

11.4	Notice of Claims

(a)	An Indemnified Party must notify the Company as soon as reasonably practicable after the Indemnified Party becomes aware of a Relevant Claim against it.

(b)	If an Indemnified Party breaches clause 11.4(a):

(i)	clause 11.1(a) does not apply in respect of a Relevant Loss to the extent that the amount of the Relevant Loss has been finally judicially determined to have been materially increased as a direct result of that breach; and

(ii)	the Indemnified Party’s rights under this Agreement are otherwise not affected.

11.5	Defence of Claims and subrogation

(a)	(Company defence of Relevant Claim) If:

(i)	a Relevant Claim is made against an Indemnified Party; and

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(ii)	the Company confirms that clause 11.1(a) applies in respect of any Relevant Loss that might result from that Claim,

the Company may by notice to the Indemnified Party assume the conduct of the defence to the Relevant Claim.

(b)	(Subrogated Claim) If:

(i)	a Relevant Claim is made against an Indemnified Party;

(ii)	the Company confirms that clause 11.1(a) applies in respect of any Relevant Loss that might result from that Claim;

(iii)	the Company has assumed the conduct of the defence to the Relevant Claim; and

(iv)	the Indemnified Party has a Claim against a person other than one of its Related Entities which could result in a reduction of the Relevant Loss,

the Company may by notice to the Indemnified Party exercise the right to be subrogated to, enjoy the benefit of, and conduct that Claim in the name of the Indemnified Party (a Subrogated Claim).

(c)	(Conduct of Claims)

(i)	In conducting a Subrogated Claim or the defence of a Relevant Claim on behalf of an Indemnified Party, the Company must:

(A)	act in good faith towards the Indemnified Party;

(B)	take all reasonable steps to prosecute the Subrogated Claim and defend the Relevant Claim;

(C)	have reasonable regard to preserving the reputation and standing of the Indemnified Party; and

(D)	keep the Indemnified Party fully informed about the conduct of the Subrogated Claim and the defence of the Relevant Claim.

(ii)	When the Company is prosecuting a Subrogated Claim in the name of, or conducting the defence of a Relevant Claim on behalf of, an Indemnified Party, the Indemnified Party must, at the request of the Company, take all reasonable steps to assist the Company to do so, provided the Company:

(A)	reimburses the Indemnified Party’s costs of doing so; and

(B)	indemnifies the Indemnified Party against any Loss incurred by that Indemnified Party in taking any steps requested by the Company.

(d)	(Legal advice)

(i)	An Indemnified Party may at any time obtain legal advice in respect of a Subrogated Claim or Relevant Claim. The Indemnified Party must notify the Company as soon as practicable that it is doing so.

(ii)	The cost of any such legal advice referred to in clause 11.5(d)(i) is a Relevant Loss and must be paid by the Company.

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(e)	(Reassumed Claims)

(i)	An Indemnified Party may at any time by notice to the Company assume the conduct of a Subrogated Claim or the defence to a Relevant Claim (Reassumed Claim).

(ii)	If an Indemnified Party gives the Company a notice under clause 11.5(e)(i) in respect of a Reassumed Claim, it will have sole conduct of the Subrogated Claim or Relevant Claim and will have absolute discretion with respect to the progress, negotiation and settlement (if any) of any such claim, but in doing so, will have regard to any reasonable views of the Company.

11.6	Settlement of Claims

(a)	(Company settlement)

The Company must not settle or compromise a Subrogated Claim or Relevant Claim on behalf of an Indemnified Party, or consent to judgment against the Indemnified Party in respect of a Subrogated Claim or Relevant Claim unless:

(i)	it has first given the Indemnified Party notice of its intention to do so; and

(ii)	either:

(A)	it has the prior consent of the Indemnified Party (which consent the Indemnified Party may in its absolute discretion withhold or grant subject to conditions); or

(B)	the settlement or compromise includes an unconditional release of the Indemnified Party from all liability in respect of the subject matter of the Subrogated Claim or Relevant Claim and does not provide, represent or imply that the Indemnified Party is liable, culpable or at fault in any way.

(b)	(Indemnified Party settlement)

(i)	An Indemnified Party may at any time and in its sole discretion settle or compromise a Relevant Claim or consent to judgment against the Indemnified Party in respect of a Relevant Claim.

(ii)	Before the Indemnified Party settles or compromises, or consents to judgment against it in respect of, a Relevant Claim, the Indemnified Party must use reasonable endeavours to notify and have regard to any reasonable views of the Company.

11.7	Contribution to Relevant Losses

(a)	If:

(i)	a person makes a Claim against the Company and any Indemnified Party; and

(ii)	some or all of the Loss that might be suffered by an Indemnified Party in respect of that Claim is or would be a Relevant Loss; and

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(iii)	either clause 11.1(a) is void, unenforceable, inapplicable or unavailable (other than as a result of the operation of clause 11.2) or the Company is unable to perform its obligations in respect of all of that Relevant Loss, clause 11.7(b) applies.

(b)	The proportional contribution of the Company, on the one hand, and the Indemnified Parties, on the other, in relation to the Relevant Loss will be as agreed by the Company and the Indemnified Parties. Failing agreement within a reasonable time, the contributions will be determined by a court of competent jurisdiction. Notwithstanding the foregoing, the aggregate liability of a Joint Lead Manager and its Related Entities in respect of any and all Claims must not exceed the lesser of:

(i)	the aggregate amount of any fees paid to that that Joint Lead Manager pursuant to this Agreement; and

(ii)	the amount that, the court hearing the Claim considers is just and equitable having regard to:

(A)	the participation in, instigation of or other involvement of the Company on the one hand, and the Indemnified Parties on the other hand, in any act complained of; and

(B)	the relative intent, knowledge, access to information and opportunity to correct any untrue statement or omissions of the Company and each Indemnified Party: and

(C)	the benefits received by the Company on the one hand, and the Indemnified Parties on the other hand.

(c)	The Company must pay to each Indemnified Party any such amount as is necessary to give effect to clause 11.7(b).

(d)	If:

(i)	the Company pays an amount in relation to a Relevant Loss where it is entitled to contribution from the Indemnified Parties under clause 11.7(b), the Indemnified Parties must promptly reimburse, or the Joint Lead Managers must procure that the Indemnified Parties promptly reimburse, the Company for that amount;

(ii)	an Indemnified Party pays an amount in relation to a Relevant Loss where it is entitled to contribution from the Company under clause 11.7(b), the Company must promptly reimburse the Indemnified Party for that amount.

11.8	Preservation of rights

Without in any way limiting the generality of clause 11.1(a), the rights of an Indemnified Party under this Agreement will not in any way be prejudiced or affected by any approval given by that party in relation to:

(a)	any involvement by that party in the preparation of the Placement Materials or the SPP or Public Information;

(b)	any knowledge (actual or constructive) of any failure by the Company to perform or observe any obligations under this Agreement;

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(c)	any termination of the agreement or any termination by a Joint Lead Manager of its obligations under this Agreement;

(d)	any inaccuracy, breach or default in respect of any representation, warranty or undertaking made or deemed to have been made by a Joint Lead Manager under this Agreement; or

(e)	any other fact, matter or thing which might otherwise constitute a waiver of or in any way prejudice or affect any right of an Indemnified Party.

11.9	Third parties

(a)	The Company will promptly notify each Joint Lead Manager of any arrangement which limits the extent to which the Company may claim against a third party in relation to a Relevant Loss (Relevant Limitation).

(b)	An Indemnified Party is not liable to the Company to the extent that its liability is greater than it would have been had the Company not entered into the Relevant Limitation.

(c)	The Company acknowledges that the degree to which each Joint Lead Manager may rely on the work of any such third party (if any) will be unaffected by any Relevant Limitation.

11.10	Claims under U.S. Law

Notwithstanding the limitations to the indemnity set out in clause 11.2 and the limitations on the release set out in clause 11.3, such limitations will not apply in respect of any Claims under U.S. Law, to the extent that such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Placement Materials or materials relating to the SPP or any supplement or amendment thereto, or in any information made publicly by the Company on ASX or otherwise provided to one or more investors (either specifically or generally) by, or with the approval of, the Company in connection with the Placement or otherwise, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, taken together with ASX and other public disclosures of the Company, in the light of the circumstances under which they were made, not misleading.

12	Confidentiality

The parties agree to keep the terms of this Agreement confidential other than any information which is required by law or the listing rules of a securities exchange applicable to the Company to be included in the Placement Materials or any other information which is required to be disclosed by law, to any Government Agency or in connection with any judicial or administrative process (including in the Appendix 3B and Appendix 2As which are required to be lodged with ASX in connection with the Placement).

13	Goods and services tax (GST)

13.1	Interpretation

(a)	Except where the context suggests otherwise, terms used in this clause 12 have the meanings given to those terms by the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (as amended from time to time) (GST Act).

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(b)	Any part of a supply that is treated as a separate supply for GST purposes (including attributing GST payable to tax periods) will be treated as a separate supply for the purposes of this clause 12.

(c)	Any consideration that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to a supply for the purpose of this clause 12.

13.2	Reimbursements and similar payments

Any payment or reimbursement required to be made under this Agreement that is calculated by reference to a Cost, expense, or other amount paid or incurred will be limited to the total Cost, expense or amount less the amount of any input tax credit to which an entity, or the representative member of a GST group of which that entity is a member, is entitled for the acquisition to which the Cost, expense or amount relates.

13.3	GST payable

(a)	If GST is payable in relation to a supply made under or in connection with this Agreement then any party (Recipient) that is required to provide consideration to another party (Supplier) for that supply must pay an additional amount to the Supplier equal to the amount of that GST and any interest and penalties at the same time as any other consideration is to be first provided for that supply.

(b)	The Supplier must provide a valid tax invoice to the Recipient prior to the day on which any consideration is to be first provided for that supply.

13.4	Variation of GST

If there is an adjustment of the GST payable in relation to a supply made under or in connection with this Agreement with the effect that the GST varies from the additional amount paid by the Recipient under clause 13.3 such that:

(a)	a further amount of GST is payable in relation to the supply; or

(b)	a refund or credit of GST is obtained in relation to the supply,

then the Supplier will promptly provide an appropriate valid adjustment note and provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any payment, credit or refund under this clause 13.4 is deemed to be an adjustment to the amount payable under clause 13.3. The Supplier must provide an adjustment note to the Recipient no later than 7 days after becoming aware of the adjustment or any payment being required to be made by the Recipient.

13.5	GST treatment of payments to the Joint Lead Managers and Underwriters

(a)	The parties agree and acknowledge that:

(i)	the supplies made by the Underwriters under this Agreement in consideration of the settlement fees referred to in clause 9.1(b) are GST-free pursuant to item 2 of the table in subsection 38-190(1) of the GST Act and are not subject to GST; and

(ii)	the supplies made by the Joint Lead Managers under this Agreement in consideration of the management and selling fees referred to in clause 9.1(a) are GST-free pursuant to item 2 of the table in subsection 38- 190(1) of the GST Act and are not subject to GST.

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(b)	Notwithstanding the agreement of the parties as set out in clause 13.5(a) above, if the Australian Taxation Office, a court or a tribunal determines that the supplies referred to in clause 13.5(a)(i) made by the Underwriters in consideration of the settlement fees are taxable supplies, clause 13.3 shall apply in respect of those supplies on the basis that the additional amount payable under that clause is due within 14 days of the Company receiving a tax invoice from the Joint Lead Manager.

(c)	If a Joint Lead Manager is entitled to a payment on account of its costs under clause 13.2, that Joint Lead Manager must advise the Company at the time of requesting that payment of the extent (if any) to which the payment is consideration for:

(i)	a taxable supply of management services or financial adviser services; or

(ii)	an input taxed supply of underwriting services; or

(iii)	a GST-free supply.

13.6	No merger

This clause will not merge on completion of this Agreement.

14	Notices

14.1	Form

Unless expressly stated otherwise in this Agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this Agreement must be:

(a)	in writing;

(b)	signed by the sender (if an individual) or an authorised officer of the sender; and

(c)	marked for the attention of the person identified in clause 14.5 or, if the recipient has notified otherwise, then marked for attention in the way last notified (unless the notice is sent out by email in which case the email must state the first and the last name of the sender. Communications sent by email are taken to be signed by the relevant sender).

14.2	Delivery

Communications must be:

(a)	left at the address set out or referred to in clause 14.7;

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in clause 14.7;

(c)	sent by email to the email address set out or referred to in clause 14.7 and, where multiple addresses are listed for one party, to all of the addresses listed; or

(d)	given in any other way permitted by law.

However, if the intended recipient has notified a changed address or email address, then the communication must be to that address or email address.

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14.3	Email

Communications sent by email need not be marked for the attention in any way stated in clause 14.1. However, the email must state the first and last name of the sender.

Communications sent by email are taken to be signed by the named sender.

14.4	When effective

Communications take effect from the time they are received or taken to be received under clause 14.5 (whichever happens first) unless a later time is specified.

14.5	When communications are taken to be received

Communications are taken to be received:

(a)	if sent by post, 3 days after posting (or 7 days after posting if sent from one country to another);

(b)	if sent by email, the first to occur of:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not yet been delivered or an automated 'out of office' reply. For the avoidance of doubt, if the sender receives such an automated message or reply the email is taken not to be received.

14.6	Receipt outside business hours

Despite clauses 14.4 and 14.5, if communications are received or taken to be received under clause 14.5 after 5.00pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00am on the next Business Day and take effect from that time unless a later time is specified.

14.7	Address for notices

A person's address and email address are those set out below, or as otherwise notified in accordance with clause 14.1 and 14.2:

Company

Name:

Address:

Email:

J.P. Morgan

Name:

Address:

Email:

Morgans

Name:

Address:

Email:

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Wilsons

Name:

Address:

Email:

E&P

Name:

Address:

Email:

In the case of the Joint Lead Managers, copy (for information purposes only) to Gilbert + Tobin:

Attention:

Address:

Email:

15	General

15.1	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this Agreement expressly states otherwise.

15.2	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later unless this Agreement expressly states otherwise.

15.3	No liability for loss

A party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this Agreement.

15.4	Conflict of interest

The parties' rights and remedies under this Agreement may be exercised even if this involves a conflict of duty or a party has a personal interest in their exercise.

15.5	Remedies cumulative

The rights and remedies provided in this Agreement are in addition to other rights and remedies given by law independently of this Agreement.

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15.6	Variation and waiver

A provision of this Agreement or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

15.7	Further assurances

Each party agrees, at its own expense, on the request of the other parties, to do everything reasonably necessary to give effect to this Agreement and the transactions contemplated by it, including, but not limited to, the execution of documents.

15.8	Enforceability

For the purpose of this Agreement, each Joint Lead Manager is taken to be acting as agent and trustee on behalf of and for the benefit of all of its associated Indemnified Parties and all of those persons are to this extent taken to be parties to this Agreement.

15.9	Amendment

This Agreement may be amended by the written agreement of the Joint Lead Managers and the Company (including in a manner that adversely affects the interests of the Indemnified Parties and without obtaining the consent of the Indemnified Parties).

15.10	Severability

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

15.11	Assignment

(a)	A party cannot assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties.

(b)	Notwithstanding clause 15.11(a), each Joint Lead Manager may engage or delegate an Affiliate to perform obligations under this Agreement on its behalf provided that the relevant Joint Lead Manager will remain liable for its obligations in connection with this Agreement.

15.12	Counterparts

This Agreement may consist of a number of copies, each signed by one or more parties to this Agreement. If so, the signed copies are treated as making up the one agreement and the date on which the last counterpart is executed will be the date of this Agreement.

15.13	Arm's length relationship; No fiduciary

The parties agree that it is not the intention of the parties to create a fiduciary relationship between them. The Company acknowledges and agrees that:

(a)	the Joint Lead Managers have been engaged solely as independent contractors to provide the services set out in this Agreement. In providing these services, the Joint Lead Managers are acting solely in a contractual relationship with the Company on an arm's length basis;

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(b)	each Joint Lead Manager may have interests that differ from those of the Company. The Joint Lead Managers may take into account any factors (including those solely in its interest) it considers appropriate in performing duties or exercising rights under this Agreement;

(c)	the Company understands and acknowledges that potential conflicts of interest, or a perception thereof, may arise as a result of the entry into of the transactions contemplated by this Agreement. None of the Joint Lead Managers or any person representing or acting on behalf of it is acting as a fiduciary for the Company or any other persons in connection with the entry into the transactions contemplated by this Agreement or the Placement, and Company is not relying on any communication (written or oral) of the Joint Lead Managers as investment advice or as a recommendation to enter into the transaction contemplated by this Agreement. The Joint Lead Managers are not acting as a financial adviser in connection with the Placement or advising the Company or any other persons including as to any legal, financial, tax, investment, accounting or regulatory matters in any jurisdiction. The Company must consult its own legal, accounting and other advisers (as it deems appropriate) on those matters and is responsible for making its own independent investigations and appraisals of the Placement. The Joint Lead Managers have no responsibility or liability to the Company regarding these matters;

(d)	any communication, whether written or oral, given by the Joint Lead Managers to the Company, or any communications between the Joint Lead Managers and Company, can only be used and relied on by the Company and may not be used or relied on by any third party and may not be disclosed to any third party or circulated or referred to publicly without the prior written approval of the Joint Lead Managers, except that the Company may disclose such communications to the extent required by law or to their accounting, legal and other professional advisers in connection with the Placement provided that those advisers:

(i)	have been informed of the confidential nature of such communications and agreed to treat such communications confidentially; and

(ii)	have been informed that such communications were prepared exclusively for the information of the Company and accordingly that they may not rely on such communications;

(e)	the Joint Lead Managers are not required to give tax, legal, regulatory, accountancy or other specialist or technical advice in connection with the Placement;

(f)	each Joint Lead Manager together with its respective Affiliates is a full service financial institution. As is the case with other full service firms, each Joint Lead Manager together with its Affiliates engage in advisory, underwriting and financing, principal investing, sales and trading, research and investment management activities with a variety of clients and counterparties, corporate, governmental, institutional and individual. Each Joint Lead Manager’s clients and counterparties may include persons and entities in the Company's sector, with which the Company has a relationship or that may be involved in the Company's potential transaction and each firm may be, may have been or may become involved in transactions and assignments with these clients and counterparties that are unrelated to this engagement. In the ordinary course of these activities, each Joint Lead Manager and its respective Affiliates may at any time for their own account and for the account of their customers make or hold long or short positions and investments as well as actively trade or otherwise effect transactions in debt, equity and other securities (or related derivative securities) and financial products (including bank loans and other obligations) of the Company (its stakeholders), and their respective Affiliates as well as of other entities and persons and their Affiliates which may or may not be involved in or affected by the transactions arising from or relating to the Placement or otherwise have relationships with the Company and any of its Affiliates and may owe duties to other persons which may conflict with the interests of the Company or its Affiliates. The Company agrees that these entities may trade such securities and hold such positions and effect such transactions without regard to the Company's interests under this Agreement and regardless of any conflict of interest (whether actual, perceived or potential) that may arise as a result of such activity;

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(g)	the Joint Lead Managers and their respective Affiliates may be providing, or may in the future provide, financial or other services to other parties with conflicting interests to the Company;

(h)	each Joint Lead Manager has in place confidentiality and information management arrangements designed to preserve and protect confidential information so that information of one client is not made available to or used for the benefit of other clients. As such, each Joint Lead Manager may have access to information of the Company which cannot be accessed by that Joint Lead Manager for the purpose of the transactions contemplated by this Agreement. Accordingly, each Joint Lead Manager participates in the transactions contemplated by this Agreement only to the extent of the knowledge of the representatives, officers, partners and employees of that Joint Lead Manager who have been directly involved in those transactions, in a manner consistent with applicable information management arrangements. Furthermore, each Joint Lead Manager shall not be under a duty to disclose to the Company or to take into account for the benefit of the Company, any non-public information acquired in the course of carrying on any business for, or in connection with the provision of services to, a party other than the Company or which is otherwise subject to any obligation of confidence to another person or information as to that Joint Lead Manager’s or its respective Affiliates' possible interests;

(i)	any review by a Joint Lead Manager of the Company, the Placement, the terms of the Placement Securities and related matters will be performed solely for the benefit of that Joint Lead Manager and not on behalf of the Company or any other person;

(j)	each Joint Lead Manager will use and rely primarily on the information provided to it by or on behalf of the Company and on information available from generally recognised public sources in relation to this Placement without having independently verified the same, and each Joint Lead Manager does not assume responsibility for the accuracy or completeness of such information for which the Company will be solely responsible; and

(k)	each Joint Lead Manager may perform the services contemplated by this Agreement in conjunction with its respective Affiliates, and any Affiliates performing these services are entitled to the benefits of and are subject to the terms of this Agreement.

The Company waives to the full extent permitted by applicable law any claims it may have against the Joint Lead Managers or their respective Affiliates arising from an alleged breach of fiduciary obligations in connection with the Placement and the process leading up to the Placement.

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15.14	Relationship of the Joint Lead Managers

Notwithstanding that the Company has engaged the Joint Lead Managers to provide the services jointly and for the benefit of the joint undertaking to which the Joint Lead Managers are contributing their services:

(a)	The obligations of the Joint Lead Managers under this Agreement bind each Joint Lead Manager severally and not jointly or jointly and severally.

(b)	Each Joint Lead Manager holds and may exercise its rights, powers and benefits under this Agreement individually. Where consent or approval of the Joint Lead Managers or Underwriters is required under this Agreement, that consent or approval must be obtained from each of the Joint Lead Managers or Underwriters (as applicable) other than a Joint Lead Manager or Underwriter (as applicable) who has terminated its obligations in accordance with clause 3.3 or clause 10. Except as otherwise expressly set out in this Agreement, each Joint Lead Manager and Underwriter may provide or withhold its consent or approval in its sole and absolute discretion.

(c)	Nothing contained or implied in this Agreement constitutes a Joint Lead Manager, the partner, agent or representative of any other Joint Lead Manager for any purpose or creates any partnership, agency or trust between any of them and no Joint Lead Manager has authority to bind the others in any way. No Joint Lead Manager (or its associated Indemnified Parties) is liable for the acts or omissions of or advice given by any other Joint Lead Manager (or its associated Indemnified Parties).

(d)	In executing this Agreement, each Joint Lead Manager is executing this Agreement in its individual capacity only.

(e)	A reference to a Joint Lead Manager in this Agreement is a reference to each Joint Lead Manager separately. For the avoidance of doubt, any representation, warranty or undertaking given by or to the Joint Lead Managers is given to and by each Joint Lead Manager separately.

15.15	Governing law

This Agreement and the transactions contemplated by this Agreement are governed by the law in force in New South Wales except that the interpretation of clauses 11.10 and 15.26 are governed by and construed in accordance with the laws of the State of New York, including United States federal law as interpreted in the State of New York, without regard to any conflict of laws principles that would indicate the applicability of the laws of any other jurisdiction. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and the State of New York, and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Agreement and waives any objection it may now or in the future have to the venue of any proceedings, and any Claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within that place.

15.16	Withholding taxes or deductions

All payments to be made under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the party obliged to make the payment is compelled by law to deduct or withhold such taxes, duties or charges. In that event, that party will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

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15.17	Time of the essence

In this Agreement, time will be of the essence.

15.18	Entire agreement

This Agreement supersedes all other previous agreements in respect of their subject matter and embodies the entire agreement between the parties.

15.19	Survival

The representations, warranties, undertakings and indemnities given by a party under this Agreement will not merge upon completion of the transactions contemplated by this Agreement.

15.20	Continuing obligations

(a)	Each representation and warranty and indemnity (and associated contribution provisions) in this Agreement is a continuing obligation, separate and independent from other representations, warranties and obligations of the parties, and survives withdrawal of the Placement, completion or termination of this Agreement or subscription for or acceptance of and payment for any of the Placement Securities.

(b)	It is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this Agreement.

(c)	A party must pay on demand any amount it must pay under an indemnity in this Agreement.

15.21	No bias against drafter (contra proferentem)

No provision of this Agreement is to be interpreted to the disadvantage of a party because that party (or its representative) drafted that provision.

15.22	Announcements

No announcements made by the Company in connection with the Placement may be made without the prior approval of the Joint Lead Managers, including for the avoidance of doubt, the announcements referred to in clauses 3.1(e) unless such release or announcement is required by law or the Listing Rules and provided that in any case where such a release or announcement is required by law or the Listing Rules:

(a)	the Company must use its reasonable endeavours to provide the Joint Lead Managers with prompt notice of any such requirement and consult with the Joint Lead Managers prior to making any such release or announcement and consider in good faith any comments of the Joint Lead Managers regarding the form and content of the disclosure; and

(b)	the Company must ensure that the release or announcement, as the case may be, will comply with all applicable laws.

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The Joint Lead Managers must be named as joint lead managers and bookrunners to the Placement and, in respect of the Underwriters only, also as joint underwriters to the Placement in any announcements, circulars or communications issued by the Company regarding the Placement in the manner and place in which it is customary or required. The Company accepts full responsibility for the content of any announcement or any information contained in any document relating to the Placement which the Joint Lead Managers are requested by the Company to issue or approve.

Subject to the foregoing, the Company acknowledges that the Underwriters may (after consulting with the Company), at their option and expense, place announcements and advertisements in such financial and other newspapers and journals as they may choose, stating that the Underwriters have acted as joint lead managers, bookrunners and underwriters to the Company in connection with the Placement, provided any such announcement or advertisement is consistent with their representations, warranties and agreements in this Agreement.

The Company acknowledges that this clause 15.22 does not restrict the Joint Lead Managers from, following the close of the Placement, referring to the Placement in presentations, case studies, pitchbooks, credentials or in any other ordinary course marketing materials.

15.23	No relationship with Securityholders

The Company acknowledges that in assisting with selling CDIs through the Placement the Joint Lead Managers will be acting for and providing services to the Company and will not be acting for or providing services to Securityholders. The engagement of the Joint Lead Managers by the Company is not intended to create any agency or other relationship between the Joint Lead Managers and the Securityholders.

15.24	Success of the Placement

For the purposes of this Agreement, the effect of any matter on the success of the Placement is determined by assessing the likely effect of that matter on the settlement of the Placement or on a decision of an investor to invest in the Placement Securities as if that decision to invest were made after the occurrence of that matter and not by considering the number and extent of applications received before the occurrence of that matter.

15.25	Rounding

The rounding principles in the Placement Materials will be applied to any applicable calculations in relation to Placement Securities referred to in this Agreement.

15.26	Recognition of the U.S. Special Resolution Regimes

(a)	In the event that any Joint Lead Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Lead Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Joint Lead Manager that is a Covered Entity or a BHC Act Affiliate of such Joint Lead Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Lead Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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In this clause 15.26 these capitalised expressions and terms have the following meanings:

Covered Entity means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

U.S. Special Resolution Regime means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

BHC Act Affiliate has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

15.27	Patriot Act

J.P. Morgan hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, the Patriot Act) and other applicable laws, rules and regulations, it is required to obtain, verify and record information that identifies the Company and its affiliates, which information includes the name and address of the Company and its affiliates and other information that will allow J.P. Morgan to identify the Company in accordance with the Patriot Act and such other laws, rules and regulations.

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Schedule 1	Dictionary

1	Dictionary

In this Agreement:

Affiliate of any person has the meaning given to that term in Rule 501(b) under the U.S. Securities Act and also includes, in respect of any person, any other person that is a Related Body Corporate of the person or who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; and "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a person, whether through the ownership of securities, by contract or agency or otherwise.

Agreement means this placement agreement.

Allocation Interest has the meaning given to that term in the ASX Settlement Operating Rules.

Allotment Date means the date referred to as the Allotment Date in the Timetable.

Announcement Date means the date referred to as the Announcement Date in the Timetable.

Appendix 2A means the ASX form titled 'Appendix 2A Application for Quotation of Securities', required to lodged with ASX under the Listing Rules to apply for quotation of new securities.

Appendix 3B means ASX form titled 'Appendix 3B Notification of Proposed Issue of Securities', required to be lodged with ASX under the Listing Rules to announce a proposed issue of securities.

ASIC means the Australian Securities & Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or the financial exchange market it operates, as the context requires.

ASX No Action Letter means the “no action” letter from the staff of the U.S. Securities and Exchange Commission dated January 2000 that sets forth the proposed procedures to be followed for securities offered and sold by U.S. domestic issuers on the ASX that are not registered under US Securities Act.

ASX Settlement Operating Rules means the Settlement Rules made by ASX Settlement Pty Limited (ACN 008 504 532) and the provisions of the Corporations Act and Listing Rules concerning the electronic share registration and transfer system as and to the extent they apply to the Company.

Authorisation means:

(a)	an authorisation, approval, consent, declaration, exemption, notarisation, license, permit, concession, order, registration, qualification, decree or waiver, of a Government Agency or otherwise, however it is described; and

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(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any renewal or amendment.

BPAY means the bill payment service provided by Australian banks, building societies and credit unions registered with the BPAY scheme.

Broker Network Allocation, in respect of a JLM Broker, means an amount equal to the number of Placement Securities allocated to that JLM Broker under the Placement multiplied by the Placement Price.

Broker Network Fee, in respect of a JLM Broker, means a selling fee of 1.5% of the Broker Network Allocation (exclusive of GST).

Business Day has the same meaning as in the Listing Rules.

Certificate means a certificate signed by two directors or a director and a company secretary of the Company, which certifies to the Joint Lead Managers as at the date of the certificate that to the best of those persons' knowledge and information after due enquiry, other than as disclosed in the certificate:

(a)	the Company has complied with all obligations on its part to be performed as at the date of the certificate:

(i)	under this Agreement; and

(ii)	in respect of the Placement under statute or otherwise;

(b)	none of the termination events set out in clause 3.3 or 10.1 has occurred; and

(c)	the representations and warranties set out in Schedule 2 are true and correct.

CDIs means CHESS Depository Interests where one CDI represents one Share.

CDN means CHESS Depositary Nominees Pty Limited (ABN 75 071 346 506), a subsidiary of ASX that will hold the legal title to the Shares, over which CDIs are issued.

CHESS means the Clearing House Electronic Subregister System.

Claim means, in relation to any person, any allegation, debt, cause of action, liability, claim, investigation or proceeding, suit or demand of any nature made against the person howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Cleansing Statement means a notice in respect of the Placement which complies with subsections 708A(5)(e) and 708A(6) of the Corporations Act as modified by ASIC Corporations (Offers of CHESS Depository Interests) Instrument 2025/180)708.

Completion will occur when all of the Placement Securities have been allotted and issued by the Company in accordance with the Placement.

Confirmation Letter means the confirmation letters sent by the Joint Lead Managers to Permitted Investors who subscribe for Placement Securities under the Placement which includes the details necessary to permit DvP to occur through CHESS in respect of the Placement Securities on the Settlement Date in the form prepared by the Joint Lead Managers and substantially in the form approved by the Company.

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Constituent Documents means the Certificate of Incorporation and bylaws of the Company as may be amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth) as modified by ASIC in respect of the Company or the Placement.

Corrective Statement means in the case of a Cleansing Statement which is Defective, a notice given to ASX in accordance with section 708A(9) of the Corporations Act to correct that Cleansing Statement.

Corresponding Share has the meaning given in clause 4.6.

Costs means any costs, charges or expenses.

DDC means the due diligence committee formed by the Company in connection with the Placement.

DDC Report means the report of the DDC to the Company, its directors, the members of the DDC and the Joint Lead Managers dated on or about the date of this Agreement, including all annexures, supporting documents and all other work papers to which the Joint Lead Managers are given access for the purposes of the Due Diligence Investigations.

Defective, in relation to the Cleansing Statement, has the meaning given by section 708A(10) of the Corporations Act.

Due Diligence Investigations mean the activities referred to in clause 6.

Due Diligence Planning Outline means the memorandum including its schedules, annexures and attachments setting out the responsibilities and purpose of the DDC, the final form of which is annexed to the DDC Report.

DvP means a delivery versus payment basis of settlement according to the CHESS rules.

Encumbrance means any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, Claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect.

Environment means all aspects of the surroundings of humans, whether affecting any human as an individual or in his or her social groupings.

Excluded Information means excluded information as defined in section 708A(7) of the Corporations Act.

Government Agency means any government or any government department, governmental, semi-governmental, administrative, fiscal, judicial, investigative, review or regulatory body, department, commission, authority, tribunal, agency, stock exchange or entity in any jurisdiction relevant to the Placement, including ASX, ASIC and the Takeovers Panel.

Group means the Company and each Subsidiary of the Company (and Group Member means any one or more of them).

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Indemnified Parties means each Joint Lead Manager and any of their respective Related Entities.

A person is Insolvent if:

(a)	it is, or states that it is, unable to pay its debts as and when they fall due; or

(b)	it fails to comply with a statutory demand;

(c)	any step is taken which will or is likely to result in any of the following (except, in the case of matters affecting its Related Bodies Corporate, as part of restructuring in the ordinary course of its business):

(i)	the appointment of a liquidator, provisional liquidator, administrator, receiver, receiver and manager or other similar official in relation to, or to any of its, property;

(ii)	it is wound up or dissolved or enters into a scheme, moratorium, composition or other arrangement with, or to obtain protection from, its creditors or any class of them or an assignment for the benefit of its creditors or any class of them;

(iii)	circumstances exist which would permit a presumption of insolvency under sub-section 459C(2) of the Corporations Act; or

(d)	anything analogous or having a substantially similar effect to the above occurring in relation to the person, including under the laws of any other jurisdiction;

Investor Presentation means the investor presentation which is released to ASX on the Announcement Date which discloses the Placement and the SPP.

JLM Broker means Morgans, Wilsons and E&P, or any of their respective Affiliates.

Listing Rules means the listing rules of ASX, except as waived or modified in respect of the Company or the Placement from time to time.

Losses mean any Costs, Claims, damages, liabilities or other losses or expenses of any kind (including actions or proceedings in respect thereof) and reasonable legal costs and expenses however arising, including penalties, Claims, fines and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable.

Management Questionnaire means the written questionnaire in the form agreed by the Joint Lead Managers and the Company prior to the date of this Agreement to be completed by senior management of the Company, in relation to the business and prospects of the Company amongst other matters.

Permitted Investor means an investor who is resident in a Permitted Jurisdiction to whom, in the absolute discretion of the Underwriters, Placement Securities are able to be offered under applicable laws without the need for any prospectus, registration other formality (other than a registration or formality which the Company is willing to comply with), including, in Australia to persons who the Underwriters reasonably believe are Professional Investors or Sophisticated Investors, provided that an investor is not a Permitted Investor if it is in the United States, a U.S. Person or acting for the account or benefit of a U.S. Person.

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Permitted Jurisdictions means Australia, the European Union (excluding Austria), Hong Kong, New Zealand, Norway, Singapore, Switzerland, United Arab Emirates (excluding Dubai International Financial Centre and the Abu Dhabi Global Market) and the United Kingdom and other jurisdictions as agreed between the Joint Lead Managers and the Company.

Placement means the offer for the issue of the Placement Securities to Permitted Investors, each part thereof and related matters including the conduct and marketing of the offer (whether before or after the date of this Agreement).

Placement Amount means the A$$55,900,000 (being the amount equal to the product of the number of Placement Securities and the Placement Price).

Placement Materials means:

(a)	the Cleansing Statement;

(b)	all announcements relates to ASX by the Company in connection with the Placement, including the Investor Presentation;

(c)	the Confirmation Letter;

(d)	all correspondence delivered to Permitted Investors in respect of the Placement and approved by the Company (or on its behalf with its prior consent); and

(e)	Public Information.

Placement Price means A$1.00 per Placement Security.

Placement Securities means 55,900,000 CDIs.

Professional Investor has the meaning given to that term in section 708(11) of the Corporations Act.

Public Information means all public and other media statements or announcements made (on or after the Launch Date and up to and including the Allotment Date) in relation to the Group or any component of the Placement, including amendments or updates to any Placement Materials, or in relation to bids or applications received for Placement Securities or the progress of results of the Placement, in each case by the Company (or on its behalf).

Registry means Computershare Investor Services Pty Ltd (ACN 078 279 277).

Regulation S means Regulation S promulgated under the U.S. Securities Act.

Related Body Corporate has the meaning given by section 50 of the Corporations Act.

Related Entity means, in relation to a party to this Agreement, any employee, officer, agent, Related Body Corporate or Affiliate of that party and any employee, officer or agent of any such Related Body Corporate or Affiliate.

Relevant Claim means any Claim in respect of which an Indemnified Party wishes to seek indemnification pursuant to this Agreement.

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Relevant Loss means any loss or liability of any kind (including one which is prospective or contingent and one the amount which is not ascertained), costs (whether or not the subject of a court order), and expenses (including without limitation executive time at usual charge-out rates) related, directly or indirectly, to the Placement (whether before or after signing of this Agreement), including without limitation those related, directly or indirectly, to:

(a)	the issue of Placement Securities;

(b)	any Placement Material or Public Information;

(c)	any materials in relation to the Placement made or distributed by the Company or with the prior authorisation of the Company or its legal advisers;

(d)	any materials in relation to the Placement made or distributed by an Indemnified Party with the prior authorisation of the Company;

(e)	any breach by the Company of any applicable law, its obligations under this Agreement or any other obligation in respect of any Placement Material or the Placement, including any of the representations and warranties by the Company contained in this Agreement not being or ceasing to be true and correct; or

(f)	any review, inquiry or investigation undertaken by ASIC, ASX, the Australian Taxation Office or any other regulatory or Government Agency in relation to the Placement or the Placement Materials.

Relief Instruments means ASIC Instrument 21-1034.

Remaining Underwriter has the meaning in clause 10.4(e).

Replacement Underwriter has the meaning in clause 10.4(e)(ii).

Respective Proportion means, in respect of:

(a)	J.P. Morgan – 80%;

(b)	Morgans – 20%.

Securityholder means a holder of CDIs.

Settlement Date means the date referred to as the Settlement Date in the Timetable.

Share means a share of common stock in the Company.

Sophisticated Investor means an investor to whom an offer of securities does not need disclosure under Part 6D.2 pursuant to section 708(8) of the Corporations Act.

Subsidiary, in relation to an entity, has the meaning given to that term in section 9 of the Corporations Act.

SPP means the non-underwritten share purchase plan proposed by the Company to raise approximately $6 million.

Terminating Underwriter has the meaning in clause 10.4(e).

Terminating Lead Manager has the meaning given in clause 10.4(b)

Timetable means the Timetable for the Placement set out in Attachment A, as varied if at all in accordance with clause 4.1.

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Trading Day has the meaning given to "Trading Day" as defined in the Listing Rules.

Trading Halt means a trading halt of CDIs, a voluntary suspension or a combination of the two on the securities exchange conducted by ASX, granted by ASX under Listing Rule 17.1 or 17.2 commencing by and ending at the times indicated in the Timetable or such later time as may be agreed between the Joint Lead Managers and the Company.

United States or U.S. has the meaning given to that term in Rule 902(l) under the U.S. Securities Act.

U.S. Law means all applicable laws, rules or regulations of the United States or any state or governmental authority thereof or therein.

U.S. Person means "U.S. person" as defined in Rule 902(k) under the U.S. Securities Act.

U.S. Securities Act means the U.S. Securities Act of 1933, as amended.

Valid Application means, in the case of the Placement, by way of a duly completed application, acceptance, formal bid or other commitment annexed to a Confirmation Letter (in either case, which includes those details necessary to permit DvP to occur through CHESS in respect of that Placement Security on the Settlement Date) and lodged with the Underwriters by the time specified by the Underwriters or such later time as agreed by the parties.

The Underwriters may treat, in whole or in part, an application under the Placement as not a Valid Application if the Underwriters do not believe, acting reasonably, that the application constitutes an irrevocable bona fide offer from a Permitted Investor capable of acceptance that will result in the formation of a binding agreement from a person with an acceptable credit profile.

2	Interpretation

In this Agreement the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Agreement;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

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(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this Agreement;

(vi)	this Agreement includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable financial market and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this Agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;

(g)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(h)	in determining the time of day, where relevant to this Agreement, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this Agreement, the time of day in the place where the party required to perform an obligation is located; and

(i)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it.

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Schedule 2	Warranties and representations by the Company

(a)	the Company is a company organised under the laws of the State of Delaware (U.S.A);

(b)	the Company has full power to enter into this Agreement and to authorise, issue and allot the Placement Securities on the terms set out in this Agreement and otherwise to comply with and perform its obligations pursuant to this Agreement and has obtained (and continues to have in place) all necessary Authorisations and other necessary consents and authorities to enable it to do so;

(c)	subject to the resolution noted in clause 3.1(d) being passed, Securityholder approval of the Company is not required for the Placement and any necessary waivers and approvals from ASX have been obtained for the Placement;

(d)	the execution, delivery and performance of this Agreement by the Company, the offer and issue of the Placement Securities and the consummation of the transactions contemplated by this Placement do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, decree, regulation or law to which the Company (or any of its Related Bodies Corporate) is a party or by which the Company (or any of its Related Bodies Corporate) is bound or to which any of the property or assets of the Company (or any of its Related Bodies Corporate) is subject, or any of the provisions of the Constituent Documents (or similar instrument) of the Company (or any of its Related Bodies Corporate) or any statute or any order, law, rule or regulation, judgment, order or decree of any court, Government Agency or body having jurisdiction over the Company (or any of its Related Bodies Corporate) or the property or assets of the Company (or any of its Related Bodies Corporate);

(e)	the Company is admitted to the official list of a financial market operated by ASX;

(f)	this Agreement is a valid and binding obligation of the Company enforceable against it in accordance with its terms;

(g)	the Company is not in breach of, and neither the entry into nor performance by it of its obligations under this Agreement nor any transaction contemplated under this Agreement constitutes or will constitute a breach of:

(i)	the Constituent Documents;

(ii)	the Corporations Act;

(iii)	in any material respect, any other applicable laws;

(iv)	the Listing Rules (except where compliance has been waived, or as modified, by ASX);

(v)	any Authorisation or other applicable laws or regulations or orders of any Government Agency that are binding on it;

(vi)	any Encumbrance, instrument or agreement which is binding on it or any of its assets; or

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(vii)	any legally binding requirement of ASIC or ASX.

(h)	the Placement Materials released to ASX on the Announcement Date will not omit any information which is Excluded Information at the time of their release to ASX and the Company is not aware of anything that will result in there being any Excluded Information at any time before the Allotment Date;

(i)	in relation to the Placement:

(i)	the Placement Securities will be in a class of securities that are quoted securities (as defined in the Corporations Act) which have not been suspended from trading for more than a total of 5 Trading Days during the 12 months before the Placement is made;

(ii)	the Placement Securities will be in a class of securities that are quoted securities (as defined in the Corporations Act) at all times in the 3 months before the date of issue of the Placement Securities;

(iii)	other than the Relief Instrument, no:

(A)	exemption under sections 111AS or 111AT of the Corporations Act; or

(B)	declarations under subsection 601CK(7) of the Corporations or exemptions or waivers (however described) under the financial reporting laws of the kind set out in Chapter 2M of the Corporations Act applicable to the Company in its place of origin,

(as modified by ASIC Corporations (Disregarding Technical Relief) Instrument 2016/73 and ASIC Corporations (Offers of CHESS Depository Interests) Instrument 2025/180) has been made in respect of the Company, or any person, as a director or auditor of the Company at any time in the 12 month period referred to in sub-clause (i) above; and

(iv)	the Company is entitled to rely on, and will comply with, ASIC Corporations (Offers of CHESS Depository Interests) Instrument 2025/180 for the Placement;

(j)	the Company's purpose for making the Placement is as set out in the Placement Materials (and such purpose not being the purpose referred to in section 707(3)(b)(i) of the Corporations Act);

(k)	the Placement Materials or materials relating to the SPP do not contain:

(i)	any statements which are misleading or deceptive or likely to mislead or deceive (including, without limitation, misleading statements, false or misleading statements within the meaning of section 1041E of the Corporations Act) and will not, and for the period after lodgement of the Placement Materials with ASX, do not, omit information required by the Corporations Act or any other applicable law; or

(ii)	any forecasts, expressions of opinion, intention or expectation for which the Company does not have reasonable grounds for,

and the issue and distribution of the Placement Materials or materials relating to the SPP and its conduct in connection with the Placement Materials or the materials relating to the SPP or the making of the Placement or the SPP does not constitute conduct by any person which is misleading or deceptive or likely to mislead or deceive;

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(l)	the Placement and the SPP and the content and dissemination of the Placement Materials and materials relating to the SPP comply with the Corporations Act, the Listing Rules, regulations, and all other applicable laws (as may be modified by any regulatory relief or modifications obtained in connection with the Placement);

(m)	there are reasonable grounds for the making of statements contained in the Placement Materials and materials relating to the SPP provided by the Company relating to future matters (including, without limitation, financial forecasts) and such statements were made in good faith and using assumptions believed by the management and directors of the Company to be reasonable;

(n)	the Company will, on the Announcement Date, make a public announcement in relation to the Placement which expressly states the purpose of the Placement;

(o)	ASIC has not, and will not before the Allotment Date, make a determination for contravention by the Company within the previous 12 months of any of the provisions listed in section 708A(2) of the Corporations Act;

(p)	in relation to the Placement Securities:

(i)	the Placement Securities and the Corresponding Shares will be fully paid, will rank pari passu with existing CDIs and Shares, respectively, and will be freely tradeable (subject to any restrictions required or imposed under any applicable laws or regulations) and the investors in the Placement Securities will acquire good marketable title to the Placement Securities, free and clear of any pledge, lien, Encumbrance, Share interest, claim or equity and will not be subject to any pre-emptive or similar rights;

(ii)	each Placement Security will represent a unit of beneficial ownership in one Corresponding Share, registered in the name of CDN and each existing CDI already on issue as at the date of this Agreement represents a unit of beneficial ownership in one existing Share, registered in the name of CDN;

(iii)	CDN will hold legal title to the Corresponding Shares and will act as depository nominee in accordance with the ASX Settlement Operating Rules; and

(iv)	the Placement Securities will, subject to the ASX Listing Rules, the ASX Settlement Operating Rules and applicable law, have no restriction on their transmutation into Shares;

(q)	the Company has CDIs quoted on ASX and the CDIs are included in Schedule 1 of the ASX Settlement Operating Rules Procedures as “FOR Financial Products” under notice reference number 1681.21.11 and will ensure that such designation will be maintained for such time until the distribution compliance period applicable to the Placement Securities and securities offered under the SPP has expired;

(r)	once the announcement of the Placement and the announcement referred to in clause 3.1(f) have been released to the market, it has complied with any applicable provisions of the Corporations Act, any other applicable laws in all material respects, its continuous disclosure obligations under the ASX Listing Rules, or any other legally binding requirement of ASIC or ASX or other relevant Government Authority and the Company is not relying upon any exemption from its ASX continuous disclosure obligations;

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(s)	the Company has not engaged in, and will not engage in, conduct that is misleading or deceptive, or which is likely to mislead or deceive, in connection with the Placement or the making of the offer of Placement Securities;

(t)	all public and other media statements made by or on behalf of the Company in relation to the Placement , and any offer or other documentation issued in connection with the Placement , are not and will not be misleading or deceptive in any material respect or likely to mislead or deceive in any material respect and to the extent that they comprise forward looking statements are and will be based on reasonable grounds;

(u)	other than in respect of the Placement, it is not aware of any information (including, without limitation, any information regarding any adverse change or material prospective adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving the Group) that a reasonable person would expect to have a material effect on the price or the value of the Company's securities except for information which has been disclosed prior to the date of this Agreement by the Company to its Securityholders, ASX or ASIC, or otherwise made publicly available by the Company in its most recent annual report or public information releases (Company Information);

(v)	the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading or deceptive or likely to mislead or deceive in any material respect;

(w)	all information and representations provided or made by the Company to the Joint Lead Managers and their Affiliates or the DDC in respect of the Company, any of their respective Related Bodies Corporate and Placement (including, without limitation, any information provided in response to the Management Questionnaire and any director or senior management interviews) are true, complete and accurate in all material respects, and the Company has not omitted to give the Joint Lead Managers any information material to the Company, the Placement or the Placement Price of the Placement Securities which an investor would reasonably require for the purpose of making a decision as to whether to subscribe for the Placement Securities;

(x)	the Due Diligence Investigations have been properly implemented and fully carried out in accordance with the Due Diligence Planning Outline and verification has been completed in accordance with the Due Diligence Planning Outline by appropriately qualified persons;

(y)	the contents of a Certificate given under this Agreement will be true, correct and not misleading or deceptive or contain any omissions as at the date the Certificate is given;

(z)	the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)	transactions are executed in accordance with management's general or specific authorisations; and

(i)	transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable accounting standards and to maintain accountability for assets;

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(aa)	the Company holds all Authorisations, licences, permits, leases, approvals, authorisations, concessions and other consents necessary (Approvals) for it to conduct each of its businesses in the manner in which those businesses have been conducted prior to the date of this Agreement and in accordance with all applicable laws (including occupational health and safety and Environment laws) and all such Approvals are in full force and effect and are not liable to be revoked or not renewed;

(bb)	the Company holds all assets and properties (including intellectual property) of any kind or description which are necessary to conduct the business of the Group in the manner in which that business has been conducted in the period prior to the date of this Agreement;

(cc)	since 31 December 2024:

(i)	the business of the Group has been carried on in the ordinary and usual course;

(i)	there has been no change in the assets, total liabilities or financial condition or profitability of the Company or the Group from that set out in the last audited full year accounts except for changes in the ordinary course of business, or as notified to ASX in accordance with the Company's continuous disclosure obligations, none of which individually or in the aggregate could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of the Company or the Group; and

(ii)	the business, assets, liabilities, financial position or prospects of the Company or the Group have not been materially or adversely affected by any matter, either financial or otherwise,

other than as notified to ASX in accordance with the Company's continuous disclosure obligations (including the announcement referred to in clause 3.1(f));

(dd)	the Company is not in breach or default of any of its existing facility or loan agreements and it is not aware of any facts or circumstances which might give rise to such a breach or default where such breach or default would or is likely to result in the acceleration of any payment obligation under that facility or loan agreement or confer a right on the lender to review of the terms of that facility or loan agreement;

(ee)	no other event or circumstance is outstanding which constitutes a default or a breach under any other arrangement, contract, agreement, undertaking or document which is binding on the Company or any of its Related Bodies Corporate or to which its (or any of its Related Bodies Corporate's) assets are subject;

(ff)	no stamp or other issuance or transfer taxes or duties will be payable by any subscriber of Placement Securities to any Australian political subdivision or taxing authority in connection with the issue of the Placement Securities;

(gg)	provided the Joint Lead Managers have given the Company the list of investors to whom Placement Securities are to be allocated, the Company will review these lists and use its best efforts to identify related parties of the Company who have applied to participate in the Placement and bring them to the attention of the Joint Lead Managers;

(hh)	each offer for sale and each sale of Placement Securities will not be an offer or sale to which sections 707(3) or 707(4) applies so as to require the offeror or seller to prepare and lodge with ASIC a prospectus or other agreement relating to the offer or sale;

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(ii)	none of the Company's related parties (as that term is defined in the Listing Rules) or associates of those related parties (or other persons referred to in Listing Rule 10.11) will participate in the Placement other than as permitted under applicable laws including the Listing Rules;

(jj)	none of the Company or any of its Affiliates, or any person acting on behalf of any of them (other than the Joint Lead Managers or any person acting on their behalf, as to whom the Company makes no representation), has entered into or will enter into any contractual arrangement for the offer and issue of the Placement Securities other than in accordance with this Agreement;

(kk)	no action has been taken or will be taken in any country or jurisdiction by it, its Affiliates, or any person acting on behalf of any of them (other than the Joint Lead Managers and their respective Affiliates), that would require a public offering of the Placement Securities or the distribution of any offering or publicity material relating to the Placement Securities;

(ll)	the Company and its Related Bodies Corporate are solvent and no circumstances have arisen or may reasonably be expected to arise as a result of which the Company and its Related Bodies Corporate may cease to be solvent or able to pay its debts as and when they fall due or which would result (except, in the case of matters affecting Related Bodies Corporate of the Company, as part of restructuring in the ordinary course of the Group's business) in the appointment of a liquidator, provisional liquidator, administrator, receiver, receiver and manager or other similar official in relation to, or to any property of the Company and its Related Bodies Corporate, or the Company and its Related Bodies Corporate being wound up or dissolved or entering into a scheme, moratorium, composition or other arrangement with, or to obtain protection from, its creditors or any class of them or an assignment for the benefit of its creditors or any class of them;

(mm)	except as previously disclosed to ASX or the Joint Lead Managers, there are no existing or threatened actions, suits or proceedings against or affecting the Company, the Group or any of their respective properties or assets, which if determined adversely could reasonably be expected to have a material adverse effect on:

(i)	the assets and liabilities, financial position and performance, profits and Losses or prospects of the Group; or

(ii)	the outcome of the Placement,

and to the best of the knowledge, information and belief of the Company (after making due enquires) no such actions, suits or proceedings are contemplated;

(nn)	the Company is a “reporting issuer” as defined in Regulation S;

(oo)	neither the Company, nor any Affiliate of the Company nor any person acting on their behalf (other than the Joint Lead Managers and their Affiliates and any person acting on behalf of any of them, as to whom no representation or warranty is made) has engaged or will engage in any “directed selling efforts” as defined in Rule 902(c) under the U.S. Securities Act with respect to the Placement or the SPP;

Schedule 2 | page | 53

(pp)	the Company, its Affiliates and any person acting on their behalf will only offer and sell the Placement Securities in “offshore transactions” (as defined in Rule 902(h) of Regulation S) to persons that are: (1) not in the United States; (2) not a U.S. Person; and (3) not acting for the account or benefit of a U.S. Person, in reliance on Regulation S and it has complied, and will comply, with the offer, sale and resale restrictions and legending and notice requirements of Regulation S and the procedures and restrictions relating to FOR Financial Products as set forth in the ASX No Action Letter;

(qq)	subject to compliance by the Joint Lead Managers with their representations and obligations in clauses (e) – (j) under Schedule 3, it is not necessary in connection with the initial offer, sale and delivery of the Placement Securities by the Company to the Joint Lead Managers or investors, or the initial offer, resale and delivery of the Placement Securities by the Joint Lead Managers to investors, in each case in the manner contemplated by this Agreement, to register the offer and sale of the Placement Securities under the U.S. Securities Act, it being understood that the Company makes no representation or warranty about any subsequent resale of the Placement Securities;

(rr)	neither the Company, its Affiliates nor any person acting on their behalf (other than the Joint Lead Managers and their respective Affiliates or any person acting on behalf of any of them, as to whom no representation or warranty is made) has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilisation or manipulation of the price of the Placement Securities in violation of any applicable law;

(ss)	neither the Company, nor any of its Affiliates nor any director, officer, employee of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries has:

(i)	used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;

(ii)	made or taken an act in furtherance of an offer, promise or authorisation of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government- owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office;

(iii)	violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or

(iv)	made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit;

(tt)	no part of the proceeds from the issue of the Placement Securities under this Agreement or the SPP will be used by the Company or a Group Member, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Applicable Laws or otherwise in breach of any anti-bribery and anti-corruption laws. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

Schedule 2 | page | 54

(uu)	the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial record keeping and reporting requirements imposed by law or regulation including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and in accordance with the applicable anti-money laundering and proceeds of crime statutes of all jurisdictions in which the Group conducts business (including the money laundering statutes of Australia and any other applicable jurisdictions), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Government Agency (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or Government Agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(vv)	neither the Company, a Group Member nor any of their respective directors, officers, agents, employees, Affiliates or persons acting on behalf of the Company or any Group Member is currently subject to any United States sanctions administered or enforced by the U.S. Government including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury (OFAC) (including, without limitation, the designation as a "specially designated national" or "blocked person" thereunder), the United Nations Security Council (UNSC), the European Union or any of its Member States, His Majesty's Treasury (HMT), the Australian Government or other relevant sanctions authority (collectively, Sanctions) or is located, organised or resident in a country or territory that is the subject of any Sanctions, including, without limitation, Cuba, Iran, Libya, North Korea, Sudan, Syria and Russia (each a Sanctioned Country). The Company will not directly or indirectly use the proceeds of the Placement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity,

(i)	to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions,

(ii)	to fund or facilitate any activities of or business in any Sanctioned Country; or

(iii)	in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated under this Agreement, whether as underwriter, adviser, investor or otherwise of Sanctions;

(ww)	for the past 5 years, no Group Member has knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country that would have resulted in breach or violation of Sanctions; and

(xx)	the Company will only offer or sell any Placement Securities to persons in the Permitted Jurisdictions in transactions exempt from any local prospectus or registration requirements.

For the purposes of clauses (qq) to (tt), the term “Placement Securities” means the Placement Securities sold in the Placement and any securities sold in the SPP.

Schedule 2 | page | 55

Schedule 3	Joint Lead Managers’ warranties

(a)	it is a body corporate validly existing under the laws of its place of incorporation, has full power to enter into and perform its obligations pursuant to this Agreement has obtained (and continues to have in place) all necessary corporate authorisations and other necessary consents and authorities to enable it to do so;

(b)	it is a company limited by shares and registered under the Corporations Act;

(c)	this Agreement creates a valid and binding obligation on it and enforceable against it in accordance with its terms;

(d)	its entry into this Agreement does not constitute a breach of any provision of any judgement binding on it or its constituent documents;

(e)	it and its Affiliates and each person acting on behalf of any of them has not solicited offers for, or offered to sell or sold, and will not solicit offers for, or offer to sell or sell, the Placement Securities in the United States by any form of general solicitation or general advertising within the meaning of Rule 502(2) under the U.S. Securities Act or in any manner involving a public offering in the United States within the meaning of section 4(a)(2) of the U.S. Securities Act;

(f)	it, any of its Affiliates or any person acting on behalf of any of them each represents, warrants and undertakes that they will not offer and sell any Placement Securities (a) as part of their distribution, and (b) otherwise until six months after Completion, except in sales it reasonably believes to be in accordance with Regulation S or another exemption from the registration requirements of the US Securities Act. It, any of its Affiliates or any person acting on behalf of any of them each also agrees that, at or prior to confirmation of sale of Placement Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Placement Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

"The Placement Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. person” (as defined in Regulation S under the Securities Act) (i) as part of their distribution at any time or (ii) otherwise until six months after the closing of the original offer of the securities covered hereby, or such longer period as may be required under applicable law, except in either case pursuant to an effective registration statement under the U.S. Securities Act, in accordance with Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act. A purchaser may not engage in hedging transactions involving the securities covered hereby unless in compliance with the Securities Act.”;

(g)	it, any of its Affiliates and each person acting on behalf of any of them has not and will not engage in any hedging transactions involving the Placement Securities during the distribution compliance period unless in compliance with the U.S. Securities Act;

Schedule 3 | page | 56

(h)	it understands that the offer and sale of the Placement Securities have not been, and will not be, registered under the U.S. Securities Act, and may only be offered or sold outside the United States to persons that are not U.S. Persons or acting for the account or benefit of a U.S. Person in "offshore transactions" (as defined in Rule 902(h) under the U.S. Securities Act) in accordance with Regulation S;

(i)	it, any of its Affiliates and each person acting on behalf of any of them has not engaged and will not engage in any “directed selling efforts” as defined in Rule 902(c) under the U.S. Securities Act; and

(j)	neither it, its Affiliates nor any person acting on behalf of any of them has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilisation or manipulation of the price of the Placement Securities in violation of any applicable law.

Schedule 3 | page | 57

Execution page

Executed as an agreement

Signed by EBR Systems, Inc. (ARBN 654 147 127) in the presence of:

/s/ Clare Brown	/s/ John McCutcheon
Signature of witness	Signature of authorised signatory

Clare Brown	John McCutcheon
Name of witness (print)	Name of authorised signatory (print)

Signed by J.P. Morgan Securities Australia Limited (ACN 003 245 234) by its duly authorised representative:

/s/ Kyra Hannaford
Signature of authorised representative

Kyra Hannaford
Name of authorised representative (print)

Executive Director, Equity Capital Markets
Position

Signed for Morgans Corporate Limited by its authorised signatories:

/s/ Anthony Kirk	/s/ Roger Leaning
Signature of authorised signatory	Signature of authorised signatory

Anthony Kirk	Roger W Leaning
Print name	Print name

Director	Director
Position	Position

Signed for Wilsons Corporate Finance Limited by its authorised signatories:

/s/ Robert Snow	/s/ Shaun Sanders
Signature of authorised signatory	Signature of authorised signatory

Robert Snow	Shaun Sanders
Print name	Print name

Corporate Finance	Director
Position	Position

EXECUTED by E&P Capital Pty Ltd (ACN 137 980 520) by its duly appointed attorney dated 19 March 2025 who has no notice of revocation of that power of attorney:

/s/ Andrew Serle	/s/ Tom Washington
Signature of attorney	Signature of witness

ANDREW SERLE	TOM WASHINGTON
Name of attorney (print)	Name of witness (print)

Attachment A	Timetable

All references to time in this annexure are to Australian Eastern Standard Time (AEST) unless otherwise indicated.

Event	Date
Launch Date Company obtains Trading Halt on ASX by 9.30am (commencing by 10.00am) Company gives Form 8-K to SEC	21 May 2025
The Joint Lead Managers conduct the bookbuild for the Placement	From approximately 10.00am to 5:00pm on the Launch Date

Announcement Date

Company holds annual meeting of stockholders (9.00am)

Company announces results of annual general meeting and the results of the Placement to ASX and releases the materials referred to in clause 3.1(e) (by 2.00pm)

Company gives Form 8-K to SEC

Trading Halt lifted on ASX by 2.00pm

22 May 2025

Company delivers the Certificate under clause 5.1(a) and New Circumstances Certificate under clause 5.1(b) (by 10.00am)

Company gives Appendix 2A (in relation to the Placement Securities) to ASX (by 12.00pm)

Settlement Date

Settlement of the Placement

27 May 2025

Allotment Date

Company completes allotment and issue of the Placement Securities (before 10.00am)

Company gives the Cleansing Statement to ASX (by 10.00am)

Placement Securities issued on the Allotment Date commence trading on ASX (normal basis)

28 May 2025
Dispatch of holding statements for the Placement Securities	28 May 2025

Attachment A